PRIME REFRACTIVE MANAGEMENT, L.L.C.

                                 LOAN AGREEMENT

                       $14,000,000.00 ADVANCING TERM LOAN

                              BANK OF AMERICA, N.A.

                             as Administrative Agent

                                BANKBOSTON, N.A.

                             as Documentation Agent

                                       and

                            THE LENDERS NAMED HEREIN,

                                   as Lenders

                          Dated as of January 31, 2000




                         BANC OF AMERICA SECURITIES LLC

                        as Lead Arranger and Book Manager

                                 LOAN AGREEMENT

                                       vi


                                TABLE OF CONTENTS


ARTICLE I --  DEFINITIONS...................................................2
         Section 1.1       Amendment and Restatement........................2
         Section 1.2       Definitions......................................2
         Section 1.3       Other Definitional Provisions...................17

ARTICLE II --  ADVANCES....................................................17
         Section 2.1       Commitments.....................................17
         Section 2.2        Notes..........................................18
         Section 2.3       Repayment of Notes..............................18
         Section 2.4       Interest........................................19
         Section 2.5       Borrowing Procedure.............................19
         Section 2.6       Continuations; Conversions......................20
         Section 2.7       Use of Proceeds.................................20
         Section 2.8       Fees............................................20

ARTICLE III --  PAYMENTS...................................................20
         Section 3.1       Method of Payment...............................20
         Section 3.2       Optional Prepayment.............................21
         Section 3.3       Pro Rata Treatment..............................21
         Section 3.4       Non-Receipt of Funds by the
                                 Administrative Agent......................21
         Section 3.5       Withholding Taxes...............................21
         Section 3.6       Withholding Tax Exemption.......................22
         Section 3.7       Computation of Interest.........................22
         Section 3.8       Order of Application............................22

ARTICLE IV --  YIELD PROTECTION AND ILLEGALITY.............................23
         Section 4.1       Additional Costs................................23
         Section 4.2       Limitation on Eurodollar Advances...............24
         Section 4.3       Illegality......................................24
         Section 4.4       Treatment of Eurodollar Advances................25
         Section 4.5       Compensation....................................25
         Section 4.6       Capital Adequacy................................26

ARTICLE V --  SECURITY.....................................................26
         Section 5.1       Collateral......................................26
         Section 5.2       Future Liens. ..................................27
         Section 5.3       Release of Collateral...........................28
         Section 5.4       Setoff..........................................28

ARTICLE VI --  CONDITIONS PRECEDENT........................................28
         Section 6.1       Initial Advance.................................28
         Section 6.2       All Advances....................................30

ARTICLE VII --  REPRESENTATIONS AND WARRANTIES.............................31
         Section 7.1       Existence.......................................31
         Section 7.2       Financial Statements............................31
         Section 7.3       Corporate Action:  No Breach....................32
         Section 7.4       Operation of Business...........................32
         Section 7.5       Litigation and Judgments........................32
         Section 7.6       Rights in Properties; Liens.....................32
         Section 7.7       Enforceability..................................32
         Section 7.8       Approvals.......................................33
         Section 7.9       Debt............................................33
         Section 7.10      Taxes...........................................33
         Section 7.11      Use of Proceeds; Margin Securities..............33
         Section 7.12      ERISA...........................................33
         Section 7.13      Disclosure......................................33
         Section 7.14      Subsidiaries; Partnerships......................34
         Section 7.15      Agreements......................................34
         Section 7.16      Compliance with Legal Requirements;
                                Governmental Authorizations................34
         Section 7.17      Investment Company Act..........................35
         Section 7.18      Public Utility Holding Company Act..............35
         Section 7.19      Environmental Matters...........................35
         Section 7.20      Year 2000 Compliance............................35

ARTICLE VIII --  POSITIVE COVENANTS........................................35
         Section 8.1       Reporting Requirements..........................35
         Section 8.2       Maintenance of Existence; Conduct of Business...38
         Section 8.3       Maintenance of Properties.......................38
         Section 8.4       Taxes and Claims................................38
         Section 8.5       Insurance.......................................39
         Section 8.6       Inspection Rights...............................39
         Section 8.7       Keeping Books and Records.......................39
         Section 8.8       Compliance with Laws............................39
         Section 8.9       Compliance with Agreements......................39
         Section 8.10      Further Assurances..............................39
         Section 8.11      ERISA...........................................40
         Section 8.12      Information Relating to Proposed Acquisitions...40
         Section 8.13      After-Acquired Subsidiaries.....................40
         Section 8.14      Syndication Cooperation.........................40

ARTICLE IX --  NEGATIVE COVENANTS..........................................40
         Section 9.1       Debt............................................40
         Section 9.2       Limitation on Liens.............................41
         Section 9.3       Mergers, Etc....................................42
         Section 9.4       Restricted Payments.............................42
         Section 9.5       Investments.....................................42
         Section 9.6       Limitation on Issuance of Capital Stock.........43
         Section 9.7       Transactions With Affiliates....................43
         Section 9.8       Disposition of Assets.  ........................43
         Section 9.9       Sale and Leaseback..............................43
         Section 9.10      Prepayment of Debt..............................43
         Section 9.11      Nature of Business..............................44
         Section 9.12      Environmental Protection........................44
         Section 9.13      Accounting......................................44
         Section 9.14      Amendment of Partnership
                                and Management Agreements..................44
         Section 9.15      Financial Hedges................................44
         Section 9.16      Capital Expenditures............................44
         Section 9.17      Operating Expenses..............................44
         Section 9.18      Control of Prime Refractive, L.L.C..............45

ARTICLE X --  FINANCIAL COVENANTS..........................................45
         Section 10.1      Senior Funded Debt To EBITDA Ratio..............45
         Section 10.2      Debt Service Coverage Ratio.....................45

ARTICLE XI --  DEFAULT.....................................................45
         Section 11.1      Events of Default...............................45
         Section 11.2      Remedies........................................47
         Section 11.3      Performance by the Administrative Agent.........48

ARTICLE XII --  THE ADMINISTRATIVE AGENT...................................48
         Section 12.1      Appointment, Powers and Immunities..............48
         Section 12.2      Rights of Administrative Agent as a Lender......49
         Section 12.3      Sharing of Payments, Etc........................50
         Section 12.4      Indemnification.................................50
         Section 12.5      Independent Credit Decisions....................51
         Section 12.6      Several Commitments.............................51
         Section 12.7      Successor Administrative Agent..................51
         Section 12.8      Independent Contractor..........................52

ARTICLE XIII --  MISCELLANEOUS.............................................52
         Section 13.1      Expenses........................................52
         Section 13.2      Indemnification.................................52
         Section 13.3      No Duty.........................................53
         Section 13.4      No Fiduciary Relationship.......................53
         Section 13.5      No Waiver; Cumulative Remedies..................53
         Section 13.6      Successors and Assigns..........................53
         Section 13.7      Survival........................................56
         Section 13.8      ENTIRE AGREEMENT................................56
         Section 13.9      Amendments, Etc.................................56
         Section 13.10     Maximum Interest Rate...........................56
         Section 13.11     Notices.........................................57
         Section 13.12     Governing Law...................................57
         Section 13.13     Counterparts....................................57
         Section 13.14     Severability....................................57
         Section 13.15     Headings........................................57
         Section 13.16     Construction....................................57
         Section 13.17     Independence of Covenants.......................57
         Section 13.18     Confidentiality.................................58
         Section 13.19     Waiver of Jury Trial............................58
         Section 13.20     Choice of Forum; Consent to
                                Service of Process and Jurisdiction. ......58
         Section 13.21     Chapter 346.....................................59

                                INDEX TO EXHIBITS

Exhibit           Description of Exhibit

A                 Advance Request Form
B                 Form of Assignment and Acceptance
C                 Form of Note
D                 Perfection Certificate

E                 Form of Opinion of Counsel for Borrower and Guarantors
F                 Compliance Certificate
G                 Permitted Refractive Acquisition Certificate


                                                 INDEX TO SCHEDULES

Schedule Description of Schedule

1                 Commitments
2                 Guarantors
3                 Partnerships
7.5               Existing Litigation
7.9               Existing Debt
7.14.1            Capitalization of Subsidiaries
7.14.2            Partners
7.15              Agreements
7.16              Governmental Disclosures
7.19              Environmental Matters
9.2               Existing Liens

                                 LOAN AGREEMENT


                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT (the "Agreement"), dated as of January 31, 2000, is among PRIME REFRACTIVE MANAGEMENT, L.L.C., a Delaware limited liability company ("Borrower"), each of the lenders or other lending institutions which is or which may from time to time become a signatory hereto or any successor or assignee thereof (collectively, the "Lenders" and individually, a "Lender"), BANK OF AMERICA, N.A. ("Bank of America"), a national banking association, as Administrative Agent for itself and the other Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent"), and BANKBOSTON, N.A. ("BankBoston"), a national banking association, as Documentation Agent for itself and the other Lenders (in such capacity, together with its successors in such capacity, the "Documentation Agent").

                                 R E C I T A L S

         1. Reference is hereby made to that certain Loan Agreement dated as of November 28, 1994, by and between Prime Medical Services, Inc., a Delaware corporation ("Prime Medical"), of which Borrower is a Wholly-Owned Subsidiary, the Banks defined therein, and BankBoston (then known as The First National Bank of Boston), as Agent for the Banks defined therein, as amended by that certain First Amendment to Loan Agreement dated as of August 17, 1995, as amended by the Amended and Restated Loan Agreement dated as of April 26, 1996 among Prime Medical, Bank of America (then known as NationsBank of Texas, N.A.), as
Documentation Agent, BankBoston, as Administrative Agent, and BankBoston, as Syndication Agent, as amended by the First Amendment to Amended and Restated Loan Agreement dated as of June 14, 1996 among Prime Medical, BankBoston, Bank of America (then known as NationsBank of Texas, N.A.), and the other banks named therein, as further amended by the Second Amended and Restated Loan Agreement dated as of March 31, 1997 among Prime Medical, BankBoston, as Administrative Agent, Bank of America (then known as NationsBank of Texas, N.A.), as Documentation Agent, and NationsBanc Capital Markets, Inc., and the lenders named therein, as amended and waived from time to time, as further amended by the Third Amended and Restated Loan Agreement dated as of April 20, 1998 among Prime Medical, BankBoston, as original Administrative Agent, and successor Documentation Agent, Bank of America (then known as NationsBank of Texas, N.A.), as original Documentation Agent and successor Administrative Agent, and the lenders named therein, as amended and waived from time to time (collectively, the "Original Credit Agreement").

         2. The parties hereto desire to restructure, modify, refinance, and replace a $14,000,000 portion of the credit available under Original Credit Agreement, subject to the terms and conditions set forth in this Agreement.

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                            ARTICLE I -- DEFINITIONS

         Section 1.1 Amendment and Restatement. The Obligations (as hereinafter defined) are in restructure, modification, refinancing, and replacement of a portion of the credit available under the Original Credit Agreement and constitutes and is hereby designated by Borrower as "Designated Senior Debt" as defined in the Senior Subordinated Indenture, and is a portion of the "Senior Credit Facility" under the Senior Subordinated Indenture.

     Section 1.2 Definitions. As used in this Agreement, the following terms shall have the following meanings: "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date hereof, by which Borrower or Prime Refractive, L.L.C. directly or indirectly (a) acquires all or substantially all of the assets of any Person, whether through purchase of assets, merger, or otherwise, (b) acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities (or similar ownership interests) of any Person, or
(c) acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority of the general partnership or managing member interests of any Person, or (d) acquires additional Partnership or other equity interests in any Subsidiary.

         "Additional Costs" has the meaning specified in Section 4.1.

         "Adjusted EBITDA" means for any Person for any period, the sum of: (i) EBITDA, except in the case of any Target Company in respect of which Consolidated Earn-Out Indebtedness is payable, EBITDA of such Target Company shall be increased by the amount, if any, by which the annualized fiscal year to date EBITDA used in the definition of Consolidated Earn-Out Indebtedness exceeds the actual EBITDA for the four previous fiscal quarters of such Person for such period, plus (ii) without duplication, all cash Distributions related to minority interests in Partnerships actually received by Borrower; plus (iii) without duplication, on a pro forma basis the EBITDA of any Target Company acquired during such period as if it were acquired on the first day of such period.

         "Adjusted Eurodollar Rate" means, for any Eurodollar Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 0.01%) determined by the Administrative Agent to be equal to (a) the Eurodollar Rate for such Eurodollar Advance for such Interest Period divided by
(b) 1.00 minus the Reserve Requirement for such Eurodollar Advance for such Interest Period.

     "Administrative Agent" means Bank of America, N.A., and its permitted successors and assigns as "Administrative Agent" for Lenders under this Agreement.

         "Advance" means each advance of funds by the Lenders or any of them to Borrower pursuant to Section 2.5(a).

         "Advance Request Form" means a certificate, in substantially the form of Exhibit A, properly completed and signed by Borrower requesting an Advance.

         "Affiliate" means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, Controls or is Controlled by, or is under common Control with, such Person, (b) that directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of such Person, or (c) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question; provided, however, in no event shall the Agents or any Lender be deemed an Affiliate of Borrower or any of its Subsidiaries.

         "After-Acquired Subsidiary" has the meaning specified in Section 8.13.

     "Agents" means the Administrative Agent, the Documentation Agent, and the Lead Arranger. "Agent" means any one of the Agents.

         "Alternate Base Rate" means, at any time, the greater of (a) the variable rate of interest established from time to time by the Administrative Agent as its "base rate" and set by the Administrative Agent as a general reference rate of interest charged by the Administrative Agent, and (b) the Federal Funds Rate plus one-half of one percent (.5%). Borrower acknowledges that the Administrative Agent may, from time to time, extend credit to other borrowers at rates of interest varying from, and having no relationship to, such general reference rate. Each change in the Alternate Base Rate shall become effective without prior notice to Borrower automatically as of the opening of business on the date of such change in the Alternate Base Rate.

         "Alternate Base Rate Advances" means Advances that bear interest at rates based upon the Alternate Base Rate.

         "Applicable Lending Office" means for each Lender and each Type of Advance, the lending office of such Lender (or of an Affiliate of such Lender) designated for such Type of Advance below its name on the signature pages hereof or an Assignment and Acceptance, or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to Borrower and the Administrative Agent as the office by which its Advances of such Type are to be made and maintained.

         "Applicable Margin" means the interest margin over the Alternate Base Rate or the Adjusted Eurodollar Rate, as the case may be, for Advances under the Commitment (a) from the date hereof until the delivery of financial statements and a compliance certificate for the period ending December 31, 1999, as required hereunder, three-eighths of one percent (.375%) for Alternate Base Rate Advances, and one and seven-eighths of one percent (1.875%) for Eurodollar Advances; and (b) thereafter, based on the Total Funded Debt to EBITDA Ratio as of and for the most recent four (4) quarter period ending on or before the date of determination, the margin set forth opposite such ratio below:

========================== =========================== =========================

                                Applicable Margin

       Total Funded               Alternate Base Rate        Applicable Margin
   Debt to EBITDA Ratio                Advances             Eurodollar Advances

-------------------------- --------------------------- -------------------------
-------------------------- --------------------------- -------------------------

Less than 1.5 to 1.0                   0.375%                     1.875%
-------------------------- --------------------------- -------------------------
-------------------------- --------------------------- -------------------------

-------------------------- --------------------------- -------------------------
-------------------------- --------------------------- -------------------------

-------------------------- --------------------------- -------------------------
-------------------------- --------------------------- -------------------------

Greater than or equal
         to 2.75 to 1.0                1.375%                     2.875%
========================== =========================== =========================

The Total Funded Debt to EBITDA Ratio shall be determined from the then most current of either (a) the quarterly or annual financial statements and related compliance certificate delivered pursuant to Section 8.1, or (b) the most recent Advance Request Form for a Permitted Refractive Acquisition, calculating any adjustments to such ratio necessitated as a result of the Permitted Refractive Acquisition for which such Advance was made. The adjustment, if any, to the Applicable Margin shall be effective commencing on the fifth (5th) Business Day after delivery of such financial statements (and related compliance certificate) or the respective date of Advance for a Permitted Refractive Acquisition, as the case may be. If Borrower fails at any time to furnish to the Administrative Agent and the Lenders the financial statements and related compliance certificate as required to be delivered pursuant to Section 8.1, then the maximum Applicable Margin shall apply until such time as such financial statements and compliance certificates are so delivered.

         "Applicable Rate" means: (a) during any period that an Advance is an Alternate Base Rate Advance, the Alternate Base Rate plus the Applicable Margin; and (b) during any period that an Advance is a Eurodollar Advance, the Adjusted Eurodollar Rate plus the Applicable Margin.

         "Applicable Unused Fee Percentage" means the per annum rate with respect to the unused portion of the Commitments as follows: (a) from the date hereof until delivery of financial statements and a compliance certificate for the period ending December 31,1999, as required hereunder, three-eights of one percent (.375%); and (b) thereafter, based on the Total Funded Debt to EBITDA Ratio as of and for the most recent four (4) quarter period ending on or before the date of determination, the percentage set forth opposite such ratio below:

====================================================== =========================

                       Total Funded Applicable Unused Fee

          Debt to EBITDA Ratio                         Percentage

------------------------------------------------------ -------------------------
------------------------------------------------------ -------------------------

          Less than 1.5 to 1.0                                            .375%
------------------------------------------------------ -------------------------
------------------------------------------------------ -------------------------

          Greater than or equal to 1.5 to 1.0                             .500%
====================================================== =========================

The Applicable Unused Fee Percentage shall be adjusted, if necessary, at the same time as adjustments to the Applicable Margin. If Borrower fails at any time to furnish to the Administrative Agent and the Lenders the financial statements and related compliance certificate as required to be delivered pursuant to
Section 8.1, then the maximum Applicable Unused Fee Percentage shall apply until such time as such financial statements and compliance certificates are so delivered.

         "Assignee" has the meaning specified in Section 13.6.

         "Assigning Lender" has the meaning specified in Section 13.6.

         "Assignment and Acceptance" means an assignment and acceptance entered into by an Assigning Lender and its Assignee and accepted by the Administrative Agent pursuant to Section 13.6, in substantially the form of Exhibit B.

     "Bank of America" means Bank of America, N.A. and its permitted successors and assigns.

     "BankBoston" means BankBoston, N.A. and its permitted successors and assigns.

         "Basle Accord" means the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory
Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July, 1988, as amended, supplemented and otherwise modified and in effect from time to time, or any replacement thereof.

         "Borrower Security Agreement" means (a) the Borrower Security Agreement dated as of the date hereof, executed by Borrower in favor of Administrative Agent for the benefit of the Lenders, as the same may be amended, supplemented, or modified from time to time.

         "Business Day" means (a) any day on which the Administrative Agent is open for regular business, and (b) with respect to all borrowings, payments, Conversions, Continuations, Interest Periods, and notices in connection with Eurodollar Advances, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

         "Capital Expenditure" means any expenditure by a Person for an asset which will be used in a year or years subsequent to the year in which the expenditure is made and which asset is properly classifiable in relevant financial statements of such Person as property, equipment or improvements, fixed assets, or a similar type of capitalized asset in accordance with GAAP.

         "Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, as determined in accordance with GAAP.

         "Change in Control" means any of the following has occurred: (i) Borrower ceases to own legally and beneficially at least 51% of the membership interests in Prime Refractive, LLC or ceases to Control Prime Refractive, LLC,
(ii) Prime RVC ceases to own legally and beneficially 100% of the issued and outstanding equity securities of Borrower, (iii) PMOI ceases to own legally and beneficially 100% of the issued and outstanding stock of Prime RVC, or (iv) Prime Medical Services, Inc. ceases to own legally and beneficially 100% of the issued and outstanding stock of PMOI.

         "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

         "Collateral" has the meaning specified in Section 5.1.

         "Collateral Documents" means the Borrower Security Agreement, the Guarantor Security Agreements, the Pledge Agreements, and all other collateral, security, lien creating agreements executed or delivered pursuant to or in connection with this Agreement, as the same may be amended, modified, renewed, or supplemented from time to time.

         "Commitment" means, as to each Lender as of any date, the obligation of such Lender on such date to make Advances hereunder in an aggregate principal amount at any time outstanding up to but not exceeding the amount shown on
Schedule 1 as its Commitment, as the same may be reduced pursuant to Section 2.1(b) or terminated pursuant to Section 2.1(b) or Section 11.2 and as the same may be increased or decreased from time to time by further assignment pursuant to Section 13.6. "Commitments" means the Commitments of all of the Lenders in the original aggregate amount of $14,000,000.00.

         "Companies" means Borrower and its Subsidiaries.

         "Confidential Information" means any and all information relating to the Companies, including, without limitation, information relating to each of the Company's financial condition, business plans, management, earnings, assets, liabilities, contracts, processes, products, research and development activities, intellectual property, services, customers, suppliers, marketing and sales. In addition, Confidential Information shall include any and all other information marked or identified in writing by any of the Companies as "Confidential" or "Confidential Information" and provided by each of the Companies or its representatives to any of the Lenders or the Agents or obtained by the Lenders or the Agents after an inspection pursuant to Section 8.6. Notwithstanding the foregoing, "Confidential Information" shall not include:

                  (i) any information known to an Agent or a Lender prior to disclosure by any of the Companies or its representatives, as documented prior to such disclosure in such Agent's or Lender's written records;

                  (ii) any information which an Agent or a Lender demonstrates became available to it on a non-confidential basis from a source (other than any of the Companies) who is not bound by a confidentiality agreement with, or any other contractual, legal or fiduciary obligation of confidentiality to, any of the Companies or any other party with respect to such information;

                  (iii) any information which an Agent or a Lender demonstrates is or becomes generally available to the public other than as a result of a disclosure by it in breach of Section 13.18; and

                  (iv) any information which an Agent or a Lender demonstrates was conceived of or developed by it or any of its employees without access or reference, directly or indirectly, to the Confidential Information.

         "Consolidated Earn-Out Indebtedness" means as to any Person, at any time, in connection with each applicable Permitted Refractive Acquisition in which an earn-out payment or other post-closing payment or payments is or may be due pursuant to the applicable purchase or acquisition agreement, the projected aggregate amount of such earn-out or post-closing payments that would be or become due based upon all events or circumstances that have occurred as of any date of determination, regardless of whether any such payments are then actually payable under the terms of the applicable purchase or acquisition agreement; provided that to the extent any such payments are based on net income, revenues, EBITDA or similar financial performance criteria of any Target Company for a defined post-closing period or periods, the actual applicable financial performance during the applicable period to date shall be utilized in making such projection. Borrower shall submit the calculation of Consolidated Earn-Out Indebtedness with respect to each applicable Permitted Refractive Acquisition, together with each compliance certificate delivered pursuant to Section 8.1(d), together with any applicable supporting documentation, all of which must be satisfactory to Administrative Agent.

         "Consolidated Net Income" means, for any Person for any period, the amount which, in conformity with GAAP, would be shown on a consolidated income statement of such Person as net income for such period, after deduction of any minority interests.

         "Continue," "Continuation," and "Continued" refers to the continuation pursuant to Section 2.6 of a Eurodollar Advance from one Interest Period to the next Interest Period.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or other ownership interests, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

         "Conversion" and "Converted" refers to a conversion pursuant to Section
2.6 of one Type of Advance into another Type of Advance.

         "Debt" means as to any Person at any time (without duplication and without duplication among the Companies): (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments, including, without limitation, Subordinated Debt; (c) all obligations of such Person to pay the deferred purchase price of property or services, including, without limitation, Consolidated Earn-Out Indebtedness, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days; (d) all Capital Lease Obligations of such Person; (e) all indebtedness or other obligations of others of the types described in this definition, if Guaranteed by such Person or for which such Person is liable as a partner in any partnership or joint venturer in any joint venture; (f) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person; (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, banker's acceptances, surety or other bonds and similar instruments; (h) obligations under any Financial Hedge; and (i) all liabilities of such Person in respect of unfunded vested benefits under any Plan; provided, however, that the term Debt shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

         "Debt Service Coverage Ratio" means, as to the Companies (including on a pro forma basis any Company acquired in any Permitted Refractive Acquisition for each of the components of and for the entire period of calculation of Debt Service Coverage Ratio) for any period, the ratio of (a) the sum of: (i)
Adjusted EBITDA for such period, minus (ii) the aggregate amount of capital expenditures made during such period, minus (iii) all cash tax payments, divided by (b) the sum of: (w) all cash interest payments payable during such period in respect of all Debt of the Companies (without deduction for any minority interests), plus (x) 1/7 of the outstanding principal amount of the Loans as of any date of determination, plus (y) 1/7 of the then applicable aggregate Earn-Out Indebtedness, plus (z) any regularly scheduled principal payments on Debt (including Subordinated Debt, but excluding Consolidated Earn-Out Indebtedness) all as determined on a rolling four (4) quarter and consolidated basis in accordance with GAAP.

         "Default" means an Event of Default or the occurrence of an event or condition which with the giving of notice or the lapse of time or both would become an Event of Default.

         "Default Rate" means the lesser of (a) the Maximum Rate, and (b) the sum of the Alternate Base Rate in effect from day to day plus the Applicable Margin plus two percent (2%).

         "Defaulting Lender" means any Lender that in Administrative Agent's reasonable judgment has defaulted on any of its obligations under this Agreement.

         "Distribution" for any Person means, with respect to any shares of any capital stock, general or limited partnership interests, or other equity securities issued by such Person, (a) the retirement, redemption, purchase, or other acquisition for value of any such securities, (b) the declaration or payment of any dividend, distribution, income, or other amount, on or with respect to any such securities or interests, and (c) any other payment by such Person with respect to such securities or interests.

         "Documentation  Agent"  means  BankBoston,   N.A.,  and  its  permitted
successors  and  assigns  as  "Documentation   Agent"  for  Lenders  under  this
Agreement.

         "Dollars" and "$" mean lawful money of the United States of America.

         "EBITDA" means, for any Person for any period: (a) Consolidated Net Income of such Person for such period, determined after deduction of any minority interests, plus (b) all amounts deducted therefrom during such period, in conformity with GAAP, for interest, taxes, depreciation and amortization.

         "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender; or (iii) any other Person approved by the Administrative Agent (which approval shall not be unreasonably withheld or delayed by Administrative Agent) and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 13.6, Borrower, such approval not to be unreasonably withheld or delayed by Borrower and such approval to be deemed given by Borrower if no objection is received by the assigning Lender and the Administrative Agent from Borrower within two (2) Business Days after notice of such proposed assignment has been provided by the assigning Lender to Borrower; provided, however, that neither Borrower nor an Affiliate of Borrower shall qualify as an Eligible Assignee.

     "Environmental Laws" means any and all federal, state, and local laws, regulations, and requirements pertaining to health, safety, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.ss. 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C.ss. 6901 et seq., the Occupational Safety and Health Act, 29 U.S.C.ss. 651 et seq., the Clean Air Act, 42 U.S.C.ss.7401 et seq., the Clean Water Act, 33 U.S.C.ss.1251 et seq., and the Toxic Substances Control Act, 15 U.S.C.ss.2601 et seq., as such laws, regulations, and requirements may be amended or supplemented from time to time.

         "Environmental Liabilities" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment, resulting from the past, present, or future operations of such Person or its Affiliates.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

         "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Borrower or is under common control (within the meaning of Section 414(c) of the Code) with Borrower.

         "Eurodollar Advances" means Advances the interest rates on which are determined on the basis of the rates referred to in the definition of "Adjusted Eurodollar Rate" in this Section 1.1.

         "Eurodollar Rate" means, for any Eurodollar Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period, provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

         "Event of Default" has the meaning specified in Section 11.1.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 0.01%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published on such next succeeding Business Day, the Federal Funds Rate for any day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

         "Financial Hedge" means either (a) a swap, collar, floor, cap, or other contract which is intended to reduce or eliminate the risk of fluctuations in interest rates, or (b) a foreign exchange, currency hedging, commodity hedging, or other contract which is intended to reduce or eliminate the market risk of holding currency or a commodity in either the cash or futures markets, which Financial Hedge under either clause (a) or clause (b) is entered into by Borrower with any Lender or an Affiliate of any Lender.

         "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period, except for changes required by GAAP. In the event of a change in GAAP, Administrative Agent and Borrower will thereafter negotiate in good faith to revise any covenants of this Agreement affected thereby in order to make such covenants consistent with GAAP then in effect.

         "Governmental Authority" means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

         "Governmental Authorization" shall mean any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Guaranties" means, collectively, (a) the Guaranty Agreements, each dated as of the date hereof, executed by the Guarantors in favor of the Administrative Agent for the benefit of the Lenders, and shall also include any other guaranty agreement heretofore or hereafter from time to time executed by any Guarantor and delivered to the Administrative Agent for the benefit of Lenders, as the same may be amended, restated, renewed, and substituted from time to time. "Guaranty" means any one of the Guaranties.

         "Guarantors" means, collectively, Prime Medical, all "Guarantors" under the Prime Facility, Prime Refractive, LLC, and all Wholly-Owned Subsidiaries of Borrower, now owned or hereafter acquired or formed, and "Guarantor" means any one of the Guarantors.

         "Guarantor Security Agreements" means (a) the Security Agreements, each dated as of the date hereof, executed by the Guarantors in favor of Administrative Agent for the benefit of the Lenders , (b) the Security Agreement dated as of the date hereof, executed by LASIK Investors, LLC, in favor of Administrative Agent for the benefit of the Lenders, relating to its interest in Prime Refractive, LLC, and (c) shall also include any other security agreements heretofore or hereafter from time to time executed by any Guarantor or LASIK Investors, LLC and delivered to the Administrative Agent for the benefit of Lenders, as amended, restated, renewed, and substituted from time to time. "Guarantor Security Agreement" means any one of the Guarantor Security Agreements.

         "Hazardous Material" means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law, including, without limitation, asbestos, petroleum, and polychlorinated biphenyls.

         "Interest Period" means, with respect to any Eurodollar Advance, each period commencing on the date such Advance is made or Converted from an Advance of another Type or, in the case of each subsequent, successive Interest Period applicable to a Eurodollar Advance, the last day of the next preceding Interest Period with respect to such Advance, and ending on the numerically corresponding day in the first (1st), second (2nd), third (3rd) or sixth (6th) calendar month thereafter, as Borrower may select as provided in Section 2.5 or 2.6, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing:
(a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (b) any Interest Period which would otherwise extend beyond the Termination Date shall end on the Termination Date; (c) no more than four (4) Interest Periods shall be in effect at the same time; and (d) no Interest Period shall have a duration of less than one (1) month and, if any Interest Period would otherwise be a shorter period, such Advances shall not be available hereunder.

         "Lead Arranger" means Bank of America Securities LLC.

         "Legal Requirement" shall mean any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty as in effect on the date hereof.

         "Lenders" mean, on any date of determination, the financial institutions named on Schedule 2.1 (as the same may be amended from time to time by Administrative Agent to reflect the assignments made in accordance with
Section 13.6(b) of this Agreement), and subject to the terms and conditions of this Agreement, and their respective successors and assigns (but not any Participant who is not otherwise a party to this Agreement); provided that, solely for purposes of any Collateral Documents and Section 12, "Lenders" shall also include any Lender or Affiliate of a Lender who is a party to a Financial Hedge with Borrower and their respective successors and assigns (for purposes hereof, each Lender shall be deemed to have entered into this Agreement for and on behalf of any Affiliate now or hereafter party to a Financial Hedge with Borrower).

         "Lien" means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

         "Loan" means all Advances with respect to the Commitment, evidenced by the Notes.

         "Loan Documents" means this Agreement, the Notes, the Guaranties, the Borrower Security Agreement, the Guarantor Security Agreements, the Pledge Agreements, any Financial Hedge documents, and all other instruments, documents, and agreements executed and delivered pursuant to or in connection with this Agreement, as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented from time to time.

         "Maximum Rate" means, at any time and with respect to any Lender, the maximum rate of interest under applicable law that such Lender may charge Borrower. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to Borrower at the time of such change in the Maximum Rate.

         "Multiemployer Plan" means a multiemployer plan as defined in Section 3(37) of ERISA to which contributions have been made by Borrower or any ERISA Affiliate of Borrower and which is covered by Title IV of ERISA.

         "Note" means an advancing term loan note executed by Borrower, substantially in the form of Exhibit C, payable to each Lender in an amount equal to such Lender's Commitment, as the same may be amended, supplemented, modified or restated from time to time, evidencing the obligation of Borrower to repay the Loan, and all renewals, modifications and extensions thereof. "Notes" means all of the Notes of the Lenders.

         "Obligated Party" means any Person who is or becomes party to any agreement that guarantees or secures payment and performance of the Obligations or any part thereof.

         "Obligations" means all obligations, indebtedness, and liabilities of Borrower to the Agents and the Lenders, or any of them, arising pursuant to any of the Loan Documents, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, and all interest accruing thereon and all attorneys' fees and other expenses incurred in the enforcement or collection thereof; provided that, all references to the "Obligations" in the Collateral Documents, and in Section 12, shall, in addition to the foregoing, also include all present and future indebtedness, liabilities, and obligations (and all renewals and extensions thereof or any part thereof) now or hereafter owed to any Lender or any Affiliate of a Lender arising from, by virtue of, or pursuant to any Financial Hedge entered into by any Company.

         "Partnerships" means the partnerships and limited liability companies in which Borrower or any Subsidiary now owns or hereafter acquires general and/or limited partnership interests or membership interests, including, without limitation, the partnerships and other Persons listed on Schedule 3. "Partnership" means any one of the Partnerships, and shall also include any non Wholly-Owned Subsidiaries of Borrower.

         "Payment Date" means (a) with respect to Alternate Base Rate Advances and the commitment fees payable pursuant to Section 2.8(a), the last Business Day of each April, July, October, and January, commencing January 31, 2000, and
(b) with respect to Eurodollar Advances, the last day of the respective Interest Period therefor, provided that if any Interest Period is greater than three (3) months, then accrued interest shall also be due and payable on the date that is three (3) months after the commencement of such Interest Period.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

         "Permitted Refractive Acquisition" means an acquisition by Borrower, any Guarantor, or Prime Refractive, L.L.C., with respect to which each of the following conditions shall have been satisfied:

                  (a) the acquisition by Borrower, any Guarantor, or Prime Refractive, LLC is of a business, assets, or Person (as applicable, the "Target Company ") which is engaged in the businesses of correcting refractive error of the eye which are substantially the same as those which are conducted by Borrower or any Company on the date hereof, or any other business reasonably related thereto;

                  (b) as of the closing of such Permitted Refractive Acquisition, the Permitted Refractive Acquisition has been approved by the board of directors or other applicable governing body of the Target Company and the Person from which the Target Company is to be acquired;

               (c)  prior  to  the   closing   of  such   Permitted   Refractive
          Acquisition, the Target Company and the Person from which the Target Company is to be acquired must be Solvent;

                  (d)  as  of  the   closing   of  such   Permitted   Refractive
         Acquisition, after giving effect to such Permitted Refractive Acquisition, Borrower, the Guarantor, or Prime Refractive LLC, that is the acquiring party, as the case may be, must be Solvent and the Companies, on a consolidated basis, must be Solvent;

                  (e)  as  of  the   closing   of  such   Permitted   Refractive
         Acquisition, after giving effect to such Permitted Refractive Acquisition, no Default shall exist or occur as a result of, and after giving effect to, such Permitted Refractive Acquisition;

                  (f) the aggregate purchase price with respect to such Permitted Refractive Acquisition does not exceed six (6) times EBITDA of the Target Company, subject to adjustments acceptable to the Administrative Agent, for the four (4) fiscal quarters ending on the most recently ended fiscal period prior to the date of such Permitted Refractive Acquisition;

               (g) the aggregate nonstock consideration for any Permitted Refractive Acquisition (including, without limitation, any financing of interests acquired by LASIK Investors, L.L.C. and Consolidated Earn-Out Indebtedness reasonably estimated by Administrative Agent and Borrower) does not exceed $10,000,000.00;

                  (h) not less than 15 Business Days prior to the closing of any Permitted Refractive Acquisition, the Administrative Agent shall have received pro forma financial statements of the Companies (as if the business, assets or Person acquired had been acquired since the first
         (1st) day of the period for which such pro forma financial statements are delivered and had been managed and conducted in accordance with the Borrower's standard business practices) for the prior four (4) fiscal quarters of Borrower and the Companies;

               (i) if the Target Company is to be an After-Acquired Subsidiary, then Borrower shall have complied with the terms and conditions set forth in Section 8.13;

                  (j) review by a third party acceptable to the Administrative Agent of Borrower's due diligence process and procedures as related to Permitted Refractive Acquisitions, acceptable to Administrative Agent and Lenders;

                  (k) with respect to any Permitted Refractive Acquisition where the aggregate nonstock consideration is $10,000,000 or less (including, without limitation, any financing of interests acquired by LASIK Investors, L.L.C. and Consolidated Earn-Out Indebtedness reasonably estimated by Administrative Agent and Borrower), the Target Company has, at a minimum, provided company prepared financial statements for the immediately preceding four fiscal quarters prepared in accordance with the due diligence procedures approved in (j) above;

               (l) the Target Company or other business segment being acquired must have positive proforma trailing twelve month EBITDA;

               (m) the capital and ownership structure of the Target Company (after giving effect to the Permitted Refractive Acquisition) shall be satisfactory to the Administrative Agent;

                  (n) the absence of action, suit, investigation, or proceeding pending or threatened in any court or before any arbitrator or governmental authority that affects the Target Company or the proposed Permitted Refractive Acquisition, which could have reasonably been expected to have a material adverse effect on the Target Company or the Borrower;

                  (o) receipt of all governmental, shareholder, and third party consents and approvals necessary or desirable in connection with the acquisition of the Target Company and all transactions contemplated thereby;

                  (p) the Administrative  Agent has received a certificate dated on or immediately prior to the date of Permitted Refractive Acquisition, executed by the President or a Vice President of Borrower confirming that all representations and warranties set forth in the Loan Documents continue to be true and correct in all material respects immediately prior to and after giving effect to the Permitted Refractive Acquisition and the transactions contemplated thereby, and setting forth the calculations supporting compliance with the limitations prescribed herein; and

               (q) Borrower or Prime Refractive, L.L.C. must own at least 51% of the equity or membership interests in and Control the Target Company upon completion of the Permitted Refractive Acquisition.

         "Person"   means   any   individual,   corporation,   business   trust,
association, company, partnership, joint venture, Governmental Authority, or other entity.

         "Plan" means any employee benefit or other plan established or maintained by Borrower or any ERISA Affiliate of Borrower and which is covered by Title IV of ERISA.

         "Pledge Agreements" means (a) the Pledge Agreements, each dated as of the date hereof, executed by Borrower and each Subsidiary of Borrower that owned general and/or limited partnership interests in the Partnerships in favor of the Administrative Agent, for the benefit of the Lenders, as the same may be amended, supplemented or modified from time to time. "Pledge Agreement" means any one of the Pledge Agreements.

         "Pledgors" means each of the pledgors of partnership interests or Assigned Rights (as defined in the applicable Pledge Agreement) pursuant to a Pledge Agreement. "Pledgor" means any one of the Pledgors.

               "PMOI"   means  Prime   Medical   Operating,   Inc.,  a  Delaware
          corporation, and its permitted successors and assigns.

               "Prime Agent" means Bank of America, N.A., as Administrative Agent under the Prime Facility and its permitted successors and assigns.

         "Prime Companies" shall mean the "Companies" under the Prime Facility.

         "Prime Facility" means the $86,000,000 Revolving Credit Loan to Prime Medical pursuant to the Fourth Amended and Restated Loan Agreement dated as of the date hereof among Prime Medical, Bank of America, N.A., as Administrative Agent, BankBoston, N.A., as Documentation Agent, and the lenders named therein, as amended, modified, renewed, or restated from time to time.

         "Prime Medical" is defined in the Recitals, and includes its permitted successors and assigns.

               "Prime RVC" means Prime RVC, Inc., a Delaware corporation, and its permitted successors and assigns.

         "Principal Office" means the office of the Administrative Agent, presently located at 901 Main Street, 7th Floor, Dallas, Texas 75202.

         "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

         "Regulatory Change" means, with respect to any Lender, any change after the date of this Agreement in United States federal, state, or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives, or requests applying to a class of banks including such Lender of or under any United States federal, state, or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         "Release" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or property.

         "Remedial Action" means all actions required to (a) clean up, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

         "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

         "Required Lenders" means, as of any date, any combination of Lenders (other than any Defaulting Lenders) who collectively hold sixty percent (60%) of the sum of the Commitments (other than of any Defaulting Lenders), or if the Commitments shall have been terminated, then of the aggregate unpaid principal amount of the Notes (other than of any Defaulting Lenders).

         "Reserve Requirement" means, for any Eurodollar Advance for any Interest Period therefor, the average rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by each Lender on its portion of such Advance against "Eurocurrency Liabilities" as such term is used in Regulation D. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by a
Lender by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Advances.

         "RICO" means the Racketeer Influenced and Corrupt Organization Act of 1970, as amended from time to time.

         "Senior Debt" means, as of any date, all Total Funded Debt of the Companies which is not Subordinated Debt.

         "Senior Funded Debt" means, as to the Companies, as of any date, Total Funded Debt of such Persons, minus Subordinated Debt of such Persons.

         "Senior Funded Debt to EBITDA Ratio" means, as of any date, the ratio of (a) the aggregate amount of Senior Funded Debt of the Companies (without deduction for any minority interests), as of such date, to (b) Adjusted EBITDA of the Companies, for the four (4) fiscal quarter period ending on the date of determination (including on a pro forma basis any Permitted Refractive Acquisition).

         "Senior Subordinated Indenture" means that certain Trust Indenture dated as of March 24, 1998 between Prime Medical and State Street Bank and Trust Company, as Trustee, and any trust indenture entered into in connection with the Exchange Notes.

         "Solvent" means, with respect to any Person, that on the date of determination (a) the fair market value of its assets is greater than the total amount of liabilities, including, without limitation, contingent liabilities of such Person which would be required to be included on the balance sheet of such Person or disclosed in the financial statements of such Person in accordance with GAAP, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and
(d) such Person is not engaged in business or transactions, and is not about to engage in business or transactions, for which its assets would constitute an unreasonably small capital.

         "Subordinated Debt" means Debt due and owing from time to time by Borrower to Prime Medical, Prime RVC, or PMOI containing terms acceptable to Administrative Agent and Required Lenders, which is subordinated to the Obligations in form and substance acceptable to the Administrative Agent and the Required Lenders, and which does not exceed $16,000,000 in aggregate original principal amount.

         "Subsidiary" means, with respect to any Person, any corporation, partnership, association, or other business entity (a) of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or more than fifty percent (50%) of the general partnership interests or membership interests are, at the time any determination is made, owned, Controlled or held by such Person, or (b) that is, at the time any determination is made, otherwise Controlled by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

         "Target Company" means any Person that has been or may be acquired pursuant to a Permitted Refractive Acquisition permitted hereunder.

         "Termination Date" means 1:00 p.m. Dallas, Texas time on April 21, 2003, or such earlier date and time on which the Commitments terminate as provided in this Agreement.

     "Total Cash Flow" means as to Borrower, for any period, the sum of: (i) EBITDA, plus (ii) all minority interest expense attributable to LASIK Investors, L.L.C., minus (iv) the amount of Capital Expenditures.

         "Total Funded Debt" means, as of any date, outstanding Debt of the Companies (without deduction for minority interests).

         "Total Funded Debt to EBITDA Ratio" means, as of any date, the ratio of
(a) the aggregate amount of Total Funded Debt (without deduction for any minority interests), as of such date, to (b) Adjusted EBITDA of the Companies, for the four (4) fiscal quarter period ending on the date of determination (including on a pro forma basis any Permitted Refractive Acquisition).

     "Type" means any type of Advance (i.e., Alternate Base Rate Advance or Eurodollar Advance).

         "UCC" means the Uniform Commercial Code as in effect in the State of Texas or other applicable jurisdiction, as amended.

         "Wholly-Owned Subsidiaries" means, as of any date, all Subsidiaries that are wholly-owned by Borrower or a wholly-owned Subsidiary of Borrower. "Wholly-Owned Subsidiary" means any one of the Wholly-Owned Subsidiaries.

         Section 1.3 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof," "herein," and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article, Section, Exhibit and Schedule references pertain to this Agreement. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All financial covenants and related definitions relating to the Companies shall, unless otherwise indicated, be determined after deduction of any minority interests, provided that all references to "Debt" shall include all Debt without deduction for any minority interests. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

                             ARTICLE II -- ADVANCES

         Section 2.1       Commitments.

         (a) Advancing Term Commitments. Subject to the terms and conditions of this Agreement, each Lender hereby severally agrees to make one or more Advances to Borrower from time to time from the date hereof to the Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding the amount of such Lender's Commitment as then in effect. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, Borrower may borrow, the amount of the Commitments by means of Eurodollar Advances or Alternate Base Rate Advances. Advances which are repaid may not be reborrowed. Advances requested hereunder to finance a portion of the purchase price of a Permitted Refractive Acquisition shall not exceed the lesser of: one-half (1/2) of the total purchase price of the Permitted Refractive Acquisition, and (ii) two and one-half (2.5) times the pro forma EBITDA of the Target Company for the most recently completed four fiscal quarters.

         (b) Optional Reduction and Termination of Commitments. Borrower shall have the right to terminate in whole or reduce in part the unused portion of the Commitments upon at least three (3) Business Days' prior written notice (which notice shall be irrevocable) to the Administrative Agent specifying the effective date thereof, whether a termination or reduction is being made, and the amount of any partial reduction, provided that each partial reduction shall be in the amount of $1,000,000.00 or a greater integral multiple thereof and Borrower shall simultaneously prepay the amount by which the unpaid principal amount of the Notes exceeds the Commitments (after giving effect to such notice) plus accrued and unpaid interest on the principal amount so prepaid. No portion of the Commitments may be reinstated after it has been terminated or reduced.

         Section 2.2 Notes. The obligation of Borrower to repay each Lender for Advances made by such Lender pursuant to such Lender's Commitment, and all interest thereon, shall be evidenced by a Note dated the date hereof, executed by Borrower and payable to the order of such Lender in the original principal amount of such Lender's Commitment. Upon receipt of an affidavit of an officer of any Lender to the loss, theft, destruction or mutilation of any Note, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note, Borrower will issue, in lieu thereof, a replacement note in the same principal amount thereof and otherwise of like tenor.

     Section 2.3 Repayment of Notes. Borrower shall repay the Notes and apply Total Cash Flow in the following order:

(1) Interest on the Notes shall be due and payable as set forth in Section 2.4 below.

(2) After making the payments when due set forth in Section 2.3(a) above, Borrower shall be permitted to retain an aggregate amount of Total Cash Flow not exceeding $150,000 in each fiscal year for working capital.

                  (c) Prime Refractive, L.L.C. and its Partnerships may make Distributions to their respective partners not more often than quarterly, limited to an amount sufficient to pay such partners' federal and state income tax liability arising from their partnership interest in the applicable Partnerships.

                  (d) Outstanding principal of the Notes will be due and payable quarterly on the last day of each January, April, July, and October, commencing January 31, 2000 in an amount equal to the sum of the aggregate amounts which would be required to be paid on each Advance made hereunder to fully amortize each Advance in sixteen equal principal payments, but only to the extent Total Cash Flow is available to pay such amounts, which amounts, if not fully paid on any quarterly payment date will be due and payable on each succeeding quarterly interest payment date, to the extent Total Cash Flow is available to make such payments.

               (e) Any remaining Total Cash Flow may be paid as interest payments on the Subordinated Indebtedness, when due and payable.

                  (f) All remaining Total Cash Flow, not applied as set forth above, shall be applied on the last day of each January, April, July, and October, commencing January 31, 2000 to the unpaid principal amount of the Loans, pro rata, in the inverse order of maturity.

               (g) All outstanding unpaid principal of and accrued interest on the Notes shall be due and payable on the Termination Date.

         Section 2.4 Interest. The unpaid principal amount of all Advances shall bear interest at a varying rate per annum equal from day to day to the lesser of
(a) the Maximum Rate, or (b) the Applicable Rate. If at any time the Applicable Rate for any Advance shall exceed the Maximum Rate, thereby causing the interest accruing on such Advance to be limited to the Maximum Rate, then any subsequent reduction in the Applicable Rate for such Advance shall not reduce the rate of interest on such Advance below the Maximum Rate until the aggregate amount of interest accrued on such Advance equals the aggregate amount of interest which would have accrued on such Advance if the Applicable Rate had at all times been in effect. Accrued and unpaid interest on the Advances shall be due and payable on each Payment Date and on the Termination Date. Notwithstanding the foregoing, any outstanding principal of any Advance and (to the fullest extent permitted by law) any other amount payable by Borrower under this Agreement or any other Loan Document that is not paid in full when due (whether at stated maturity, by acceleration, or otherwise) shall bear interest at the Default Rate for the period from and including the due date thereof to but excluding the date the same is paid in full. Interest payable at the Default Rate shall be payable from time to time on demand.

         Section 2.5       Borrowing Procedure.

         (a) Loan. Borrower shall give the Administrative Agent notice by means of an Advance Request Form of each requested Advance under the Commitments hereunder at least three (3) Business Days before the requested date of each Eurodollar Advance (and at least one (1) Business Day before the requested date of each Alternate Base Rate Advance), specifying: (a) the requested date of such Advance (which shall be a Business Day); (b) the amount of such Advance; and (c) the duration of the Interest Period for such Advance (if a Eurodollar Advance). The Administrative Agent at its option may accept telephonic requests for Advances under the Commitments, provided that such acceptance shall not constitute a waiver of the Administrative Agent's right to delivery of an Advance Request Form in connection with subsequent Advances under the Commitments. Any telephonic request for an Advance under the Commitments by Borrower shall be promptly confirmed by submission of a properly completed Advance Request Form to the Administrative Agent. Each Advance under the Commitments shall be in a minimum principal amount of $500,000.00 or a greater integral multiple thereof, provided that if such Advance equals the entire remaining unfunded portion of the Commitments, it may be for any amount. The aggregate principal amount of Eurodollar Advances having the same Interest Period shall be at least equal to $1,000,000.00. All notices under this Section 2.5(a) shall be irrevocable and shall be given not later than 11:00 a.m. Dallas, Texas time on the day which is not less than the number of Business Days specified above for such notice.

         (b) Generally. The Administrative Agent shall promptly notify each Lender of the contents of each Advance Request Form. Not later than 11:00 a.m. Dallas, Texas time on the date specified for each Advance hereunder, each Lender will make available to the Administrative Agent at the Principal Office in immediately available funds, for the account of Borrower, its pro rata share of each Advance. After the Administrative Agent's receipt of such funds and subject to the other terms and conditions of this Agreement, the Administrative Agent will make each Advance available to Borrower by depositing the same, in immediately available funds, in a deposit account of Borrower maintained at the Documentation Agent.

         Section 2.6       Continuations; Conversions.

         (a) Continuations. Borrower shall have the right to Continue Eurodollar Advances by giving the Administrative Agent written notice specifying: (i) the Continuation date; (ii) the amount of the Advance to be Continued; and (iii) the duration of the Interest Period applicable thereto, which notice shall be irrevocable and must be given by Borrower not later than 11:00 a.m. Dallas, Texas time at least three (3) Business Days before each such Continuation. The Administrative Agent shall promptly notify each Lender of the contents of each such notice. If Borrower shall fail to give the Administrative Agent the notice as specified above for Continuation of a Eurodollar Advance prior to the end of the Interest Period applicable thereto, such Eurodollar Advance shall be automatically Continued for a one (1) month Interest Period.

         (b) Conversions. Borrower shall have the right to Convert an Alternate Base Rate Advance at any time to a Eurodollar Advance by giving the Administrative Agent written notice specifying: (i) the Conversion Date; (ii) the amount of the Advance to be Converted; and (iii) the duration of the Interest Period applicable thereto, which notice shall be irrevocable and must be given by Borrower not later than 11:00 a.m. Dallas, Texas time at least three
(3) Business Days before each such Conversion. The Administrative Agent shall promptly notify each Lender of the contents of each such notice.

     (c) Default. After the occurrence and during the continuance of a Default, no outstanding Advances may be Converted into, or Continued as, a Eurodollar Advance.

         Section 2.7 Use of Proceeds. The proceeds of Advances under the Commitments shall be used by Borrower (i) to finance Permitted Refractive Acquisitions and (ii) to finance capital expenditures.

         Section 2.8       Fees.

         (a) Commitment Fees. Borrower hereby agrees to pay to the Administrative Agent, for the ratable account of each Lender having a Commitment, a commitment fee on the daily average unused amount of such Lender's Commitment for the period from and including the date of this Agreement to but excluding the Termination Date, at the per annum rate equal to the Applicable Unused Fee Percentage based on a 360-day year, as the case may be, and the actual number of days elapsed. Accrued commitment fees shall be payable in arrears on each Payment Date and on the Termination Date.

     (b) Agents' Fees. Borrower hereby agrees to pay to the Agents for their own respective accounts, the fees agreed to by Borrower and the Agents pursuant to a side letter agreement with each Agent.


                             ARTICLE III -- PAYMENTS

         Section 3.1 Method of Payment. All payments of principal, interest, and other amounts to be paid by Borrower under this Agreement and the other Loan Documents shall be paid to the Administrative Agent at the Principal Office for the account of each Lender's Applicable Lending Office in Dollars and in immediately available funds, without setoff, deduction, or counterclaim, not later than 1:00 p.m. Dallas, Texas time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Borrower shall, at the time of making each such payment, specify to the Administrative Agent the sums payable by Borrower under this Agreement and the other Loan Documents to which such payment is to be applied (and in the event that Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may apply such payment to the Obligations in such order and manner as it may elect in its sole discretion, subject to Section 3.4). Each payment received by the Administrative Agent under this Agreement or any other Loan Document for the account of a Lender shall be paid promptly to such Lender, in immediately available funds, for the account of such Lender's Applicable Lending Office. Whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and commitment fee, as the case may be.

         Section 3.2 Optional Prepayment. Borrower may, upon at least three (3) Business Days' prior notice to the Administrative Agent, prepay the Notes in whole or in part at any time or from time to time without premium or penalty but with accrued interest to the date of prepayment on the amount so prepaid, provided that Eurodollar Advances prepaid on a day other than the last day of the Interest Period for such Advances shall include the additional compensation, if any, required by Section 4.5. All notices under this Section 3.2 shall be irrevocable and must be given by Borrower not later than 11:00 a.m. Dallas, Texas time on the day which is not less than the number of Business Days specified above for such notice. Optional prepayments shall be applied as set forth in Section 3.8.

         Section 3.3 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) the making and Continuation of Advances under the Commitment shall be made pro rata among the Lenders according to the amounts of their respective Commitments; (b) each termination or reduction of the Commitments under Section 2.1(b) or otherwise shall be applied to the Commitments of the Lenders pro rata, according to their respective unused Commitments; and (c) each payment and prepayment of principal of or interest on Advances by Borrower shall be made to the Administrative Agent for the account of the applicable Lenders in accordance with Section 3.9.

         Section 3.4 Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Lender or Borrower (the "Payor") prior to the date on which such Lender is to make payment to the Administrative Agent of the proceeds of an Advance to be made by it hereunder or Borrower is to make a payment to the Administrative Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient of such payment shall, on demand, return to the Administrative Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such period.

         Section 3.5 Withholding Taxes. All payments by Borrower of principal of and interest on the Advances and of all fees and other amounts payable under any Loan Document are payable without deduction for or on account of any present or future taxes, duties or other charges levied or imposed by the United States of America or by the government of any jurisdiction outside the United States of America or by any political subdivision or taxing authority of or in any of the foregoing through withholding or deduction with respect to any such payments. If any such taxes, duties or other charges are so levied or imposed, Borrower will pay additional interest or will make additional payments in such amounts so that every net payment of principal of and interest on the Advances and of all other amounts payable by any of them under any Loan Document, after withholding or deduction for or on account of any such present or future taxes, duties or other charges, will not be less than the amount provided for herein or therein, provided that Borrower shall have no obligation to pay such additional amounts to any Lender to the extent that such taxes, duties, or other charges are levied or imposed by reason of the failure of such Lender to comply with the provisions of Section 3.6. Borrower shall furnish promptly to the Administrative Agent for distribution to each affected Lender, as the case may be, official receipts evidencing any such withholding or reduction.

         Section 3.6 Withholding Tax Exemption. Each Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to Borrower and the Administrative Agent two (2) duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments from Borrower under any Loan Document, without deduction or withholding of any United States federal income taxes or (b) if such Lender is claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a Form W-8, or any successor form prescribed by the Internal Revenue Service, and a certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code). Each Lender which so delivers a W-8, Form 1001 or 4224 further undertakes to deliver to Borrower and the Administrative Agent two (2) additional copies of such form (or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Borrower or the Administrative Agent, in each case certifying that such Lender is entitled to receive payments from Borrower under any Loan Document without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises Borrower and the Administrative Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income tax.

         Section 3.7 Computation of Interest. Interest on all Advances and all other amounts payable by Borrower hereunder shall be computed on the basis of a year of 360 days, and actual days elapsed.

         Section 3.8       Order of Application.

         (a) No Default. Prior to the occurrence of an Event of Default any payment (whether voluntary or mandatory) of the Notes shall be applied to the Notes on a pro rata basis based upon the outstanding principal balances of the Notes as of the date of payment. No payment on the Notes may be reborrowed.

         (b) After Default. After the occurrence and during the continuance of an Event of Default, any payment or proceeds of Collateral shall be applied in the following order: (i) to all fees and expenses for which Agents or Lenders have not been paid or reimbursed in accordance with the Loan Documents (and if such payment is less than all unpaid or unreimbursed fees and expenses, then the payment shall be paid against unpaid and unreimbursed fees and expenses in the order of incurrence or due date); (ii) to accrued interest on the Notes on a pro rata basis, based upon the outstanding principal balances of the Notes as of the date of payment; (iii) to the principal of the Notes and amounts due and owing under any Financial Hedge on a pro rata basis, based upon the outstanding principal balances of the Notes or obligation due and owing under any Financial Hedge as of the date of payment; and (iv) to all other Obligations.

         (c) Application to Advances. Subject to the foregoing, and so long as no Event of Default has occurred and is continuing, payments of principal of any Note shall be applied to such outstanding Alternate Base Rate Advances and Eurodollar Advances under such Note as Borrower shall select; provided, however, that Borrower shall select Alternate Base Rate Advances and Eurodollar Advances to be repaid in a manner designated to minimize the funding loss required to be paid pursuant to Section 4.5, if any, resulting from such payment; and provided further that if Borrower shall fail to select the Alternate Base Rate Advances and Eurodollar Advances to which such payments are to be applied, or if an Event of Default has occurred and is continuing at the time of such payment, then the Administrative Agent shall be entitled to apply the payment to such Advances in the manner in which it shall deem appropriate in its sole discretion.

                  ARTICLE IV -- YIELD PROTECTION AND ILLEGALITY

         Section 4.1       Additional Costs.

         (a) Borrower hereby agrees to pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate it for any costs incurred by such Lender which such Lender determines are attributable to its making or maintaining any Eurodollar Advances hereunder or its obligation to make any of such Advances hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any such Advances or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:

                  (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Notes in respect of any of such Advances (other than (1) taxes imposed on the overall net income of such Lender or its Applicable Lending Office for any of such Advances,
         (2) franchise or similar taxes of such Lender, and (3) amounts withheld pursuant to the last sentence of Section 3.7);

                  (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio, or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender; or

                  (iii)  imposes  any  other   Additional  Cost  affecting  this
         Agreement or the Notes or any of such extensions, of credit or liabilities or commitments.

Each Lender will notify Borrower of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this
Section 4.1(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for the Advances affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, violate any law, rule, or regulation or be in any way disadvantageous to such Lender, provided that such Lender shall have no obligation to so designate an Applicable Lending Office located outside the United States of America. Each Lender will furnish Borrower with a certificate setting forth the basis and the amount of each request of such Lender for compensation under this Section 4.1(a). If any Lender requests compensation from Borrower under this Section 4.1(a), Borrower may, by notice to such Lender (with a copy to the Administrative Agent) suspend the obligation of such Lender to make or Continue making Eurodollar Advances until the Regulatory Change giving rise to such request ceases to be in effect (in which case such Lender's Eurodollar Advances shall be Converted to Alternate Base Rate Advances in accordance with the provisions of Section 4.4).

         (b) Without  limiting the effect of the  foregoing  provisions  of this
Section 4.1, in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on Eurodollar Advances is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Eurodollar Advances or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to Borrower (with a copy to the Administrative Agent), the obligation of such Lender to make or Continue making Eurodollar Advances hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case such Lender's Eurodollar Advances shall be Converted to Alternate Base Rate Advances in accordance with the provisions of Section 4.4).

         (c)  Determinations  and allocations by any Lender for purposes of this
Section 4.1 of the effect of any Regulatory Change on its costs of maintaining its obligations to make Advances or of making or maintaining Advances or on amounts receivable by it in respect of Advances, and of the additional amounts required to compensate such Lender in respect of any Additional Costs, shall be conclusive, absent manifest error and provided that such determinations and allocations are made on a reasonable basis.

     Section 4.2 Limitation on Eurodollar Advances. Anything herein to the contrary notwithstanding, if with respect to any Eurodollar Advance for any Interest Period therefor:

         (a) The Administrative Agent determines (which determination shall be conclusive absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section
1.1 are not being provided in the relative amounts or for the relative maturities for purposes of determining the rate of interest for such Advances as provided in this Agreement; or

         (b) The Required Lenders determine (which determination shall be conclusive absent manifest error) and notify the Administrative Agent that the rate of interest referred to in the definition of "Eurodollar Rate" in Section
1.1 on the basis of which the rate of interest for such Advances for such Interest Period is to be determined do not accurately reflect the cost to the Lenders of making or maintaining such Advances for such Interest Period;

then the Administrative Agent shall give Borrower prompt notice thereof specifying the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make or Continue additional Eurodollar Advances and Borrower shall, on the last day(s) of the then-current Interest Period(s) for the outstanding Eurodollar Advances, prepay such Eurodollar Advances or Convert them to Alternate Base Rate Advances in accordance with Section 4.4.

         Section 4.3 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to (a) honor its obligation to make Eurodollar Advances hereunder, or (b) maintain Eurodollar Advances hereunder, then such Lender shall promptly notify Borrower (with a copy to the Administrative Agent) thereof and such Lender's obligation to make or maintain Eurodollar Advances shall be suspended until such time as such Lender may again make and maintain Eurodollar Advances (in which case such Lender's Eurodollar Advances shall be Converted to Alternate Base Rate Advances in accordance with the provisions of
Section 4.4).

         Section 4.4 Treatment of Eurodollar Advances. If the Eurodollar Advances of any Lender are to be Converted pursuant to Section 4.1, 4.2 or 4.3, such Lender's Eurodollar Advances shall be automatically Converted into Alternate Base Rate Advances on the last day(s) of the then current Interest Period(s) for the Eurodollar Advances (or, in the case of a Conversion required by Section 4.1(b) or 4.3(b), on such earlier date as such Lender may specify to Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in
Section 4.1, 4.2 or 4.3 which gave rise to such Conversion no longer exist:

         (a) To the extent that such Lender's Eurodollar Advances have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Lender's Eurodollar Advances shall be applied instead to its Alternate Base Rate Advances; and

         (b) All Advances which would otherwise be made or Continued by such Lender as Eurodollar Advances shall be made as or Converted into Alternate Base Rate Advances.

If such Lender gives notice to Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 4.1, 4.2 or Section 4.3 which gave rise to the Conversion of such Lender's Eurodollar Advances pursuant to this Section 4.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Advances are outstanding, such Lender's Alternate Base Rate Advances shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Advances to the extent necessary so that, after giving effect thereto, all Eurodollar Advances held by the Lenders holding the same are held pro rata (as to principal amounts and Interest Periods) in accordance with their respective Commitments.

         Section 4.5 Compensation. Borrower shall pay to the Administrative Agent, for the account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense incurred by it as a result of:

         (a) Any payment, prepayment or Conversion of a Eurodollar Advance for any reason (including, without limitation, the acceleration of the outstanding Advances pursuant to Section 11.2) on a date other than the last day of an Interest Period for such Advance; or

         (b) Any failure by Borrower for any reason (including, without limitation, the failure of any conditions precedent specified in Article VI to be satisfied) to borrow or prepay a Eurodollar Advance on the date for such borrowing or prepayment, specified in the relevant notice of borrowing or prepayment under this Agreement.

Such compensation shall not exceed the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid or not borrowed for the period from the date of such payment or failure to borrow to the last day of the Interest Period for such Advance (or, in the case of a failure to borrow, the Interest Period for such Advance which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Advance provided for herein over (ii) the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks and amounts comparable to such principal amount and with maturities comparable to such period.

         Section 4.6 Capital Adequacy. If after the date hereof, any Lender shall have determined that the adoption or implementation of any applicable law, rule, or regulation regarding capital adequacy (including, without limitation, any law, rule, or regulation implementing the Basle Accord), or any change therein, or any change in the interpretation or administration thereof by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or compliance by such Lender (or its parent) with any guideline, request, or directive regarding capital adequacy (whether or not having the force of law) of any central bank or other Governmental Authority (including, without limitation, any guideline or other requirement implementing the Basle Accord), has or would have the effect of reducing the rate of return on such Lender's (or its parent's) capital as a consequence of its obligations hereunder or the transactions contemplated hereby to a level below that which such Lender (or its parent) could have achieved but for such adoption, implementation, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within ten (10) Business Days after demand by such Lender (with a copy to the Administrative Agent), which demand shall be delivered by such Lender to Borrower as promptly as practicable after such Lender obtains knowledge of such reduction in its rate of return, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its parent) for such reduction. A certificate of such Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive, absent manifest error and provided that the determination thereof is made on a reasonable basis. In determining such amount or amounts, such Lender may use any reasonable averaging and attribution methods.

                              ARTICLE V -- SECURITY

         Section 5.1 Collateral. To secure the full and complete payment and performance of the Obligations, Borrower shall execute and deliver or cause to be executed and delivered the documents described below covering the property and collateral described therein (which, together with any other property and collateral which may now or hereafter secure the Obligations or any part thereof, is sometimes herein called the "Collateral"):

     (a) Borrower Security Agreement. Borrower shall execute and deliver to the Administrative Agent, for the benefit of the Lenders, the Borrower Security Agreement.

     (b) Guarantor Security Agreement. The Guarantors shall execute and deliver to the Administrative Agent, for the benefit of the Lenders, Guarantor Security Agreements.

     (c)  Pledge   Agreement.   Pledgors   shall  execute  and  deliver  to  the
Administrative Agent, for the benefit of the Lenders, the Pledge Agreements.

         (d) Further Assurances. Borrower shall execute and cause to be executed such further documents and instruments, including without limitation, Uniform Commercial Code financing statements, as the Administrative Agent and the Documentation Agent, in their sole discretion, deem necessary or desirable to evidence and perfect the Administrative Agent's liens and security interests in the Collateral.

     (e) Description of Collateral. Collateral includes, without limitation, the following assets of Borrower and Guarantors:

                  (i) All present and future accounts, contract rights, general intangibles, chattel paper, documents, instruments, investment property, inventory, equipment, and other goods, wherever located, now owned or hereafter acquired.

                  (ii) All present and future issued and outstanding shares of capital stock of, or partnership and membership interests, now owned or hereafter acquired by Borrower or any Guarantor, including, without limitation, all capital stock of, or partnership and membership interests in, the Guarantors.

                  (iii) To the extent allowed by the respective partnership agreements, certain partnership interests or economic interests in partnership interests owned by Borrower and Guarantors.

                  (iv) All present and future automobiles, trucks, truck tractors, trailers, semi-trailers, or other motor vehicles or rolling stock now owned or hereafter acquired by Borrower or any Guarantor (collectively, the "Vehicles").

                  (v) All present and future rights, awards, and judgments to which Borrower or any Guarantor is entitled under any litigation now existing or hereafter arising.

                  (vi) All present and future rights, titles, and interests of Borrower or any Guarantor in and to all patents, patent applications, patent right, service marks, trademarks, tradenames, trade secrets, intellectual property, registrations, goodwill, copyrights, franchises, licenses, permits, proprietary information, customer lists, designs, and inventions.

                  (vii) All present and future books, records, data, plans, manuals, computer software and computer programs of Borrower and Guarantors.

               (viii) All proceeds and products of the Collateral heretofore described.

     Provided that the Collateral owned by the Guarantor under the Prime Facility shall be subject to a first lien in favor of the agents and lenders under the Prime Facility.

         Collateral shall also include LASIK Investors, LLC's interests in Prime Refractive, LLC,, now owned or hereafter acquired and all assets financed by Prime Refractive, LLC.

         Section 5.2 Future Liens.  Promptly, and in any event within twenty-one
(21) days after (a) the acquisition of any assets (real, personal, tangible, or intangible) by Borrower or any Guarantor or (b) the removal, termination, or expiration of any prohibition upon the granting of a lien in any asset (real, personal, tangible, or intangible) of any Borrower or any Guarantor (including, without limitation, the granting of liens in all general and limited partnership interests in which Borrower and Guarantors own 100% of the partnership interests) (the "Additional Assets"), Borrower shall (or shall cause such other Guarantor to) execute and deliver to Administrative Agent all further instruments and documents (including, without limitation, certificates and instruments representing shares of stock or evidencing Debt and any realty appraisals as Administrative Agent may require with respect to any such Additional Assets), and shall take all such further action that may be necessary or desirable, or that Administrative Agent may reasonably request, to grant, perfect, and protect liens in favor of Administrative Agent for the benefit of Lenders in such Additional Assets, as security for the Obligations; it being expressly understood that the granting of such additional security for the Obligations is a material inducement to the execution and delivery of this Agreement by each Lender. Upon satisfying the terms and conditions hereof, such Additional Assets shall be included in the "Collateral" for all purposes under the Loan Documents, and all references to the "Collateral" in the Loan Documents shall include the Additional Assets.

         Section 5.3 Release of Collateral. Upon any sale, transfer, or disposition of Collateral which is expressly permitted pursuant to the Loan Documents (or is otherwise authorized by Required Lenders or Lenders, as the case may be), and upon ten (10) Business Days' prior written request by Borrower (which request must be accompanied by true and correct copies of (a) all documents of transfer or disposition, including any contract of sale, (b) a preliminary closing statement and instructions to the title company, if any, and
(c) all requested release instruments, Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of liens granted to Administrative Agent for the benefit of lenders pursuant hereto in such Collateral; provided that, (x) no such release of Lien shall be granted if any Default or Event of Default has occurred and is continuing, including, without limitation, the failure to make certain mandatory prepayments in accordance with Section 2.3 in conjunction with the sale and transfer of such Collateral; (y) Administrative Agent shall not be required to execute any such document on terms which, in Administrative Agent's opinion, would expose Administrative Agent to liability or create any obligation or entail any consequence, other than the release of such Liens without recourse or warranty; and (z) such release shall not in any manner discharge, affect, or impair the Obligations, or liens upon or obligations of Borrower or any Guarantor in respect of all interests retained by the Borrower and Guarantors, including, without limitation, the proceeds of any sale, all of which shall continue to constitute Collateral.

         Section 5.4 Setoff. If an Event of Default shall have occurred and is continuing, each Lender is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being hereby expressly waived by Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Agreement, such Lender's Notes, or any other Loan Document, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand under this Agreement or such Lender's Notes or such other Loan Document and although such obligations may be unmatured. Each Lender agrees promptly to notify Borrower (with a copy to the Administrative Agent) after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights and remedies of each Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.

                       ARTICLE VI -- CONDITIONS PRECEDENT

         Section 6.1 Initial Advance. The obligation of each Lender to make its initial Advance is subject to the condition precedent that the Administrative Agent shall have received on or before the day of such Advance all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to the Administrative Agent:

         (a) Resolutions. Resolutions of the Boards of Directors of Borrower and each Guarantor certified by the Secretary or an Assistant Secretary of each of them which authorize the execution, delivery, and performance by such Company of this Agreement and/or the other Loan Documents to which such Company is or is to be a party;

         (b) Incumbency Certificate. A certificate of incumbency certified by the Secretary or an Assistant Secretary of Borrower and each Guarantor certifying the names of the officers of each such Company, authorized to sign this Agreement and each of the other Loan Documents to which each such Company is or is to be a party (including the certificates contemplated herein) together with specimen signatures of such officers;

     (c) Articles of Incorporation. The articles of incorporation of Borrower and each Guarantor certified by the appropriate governmental office;

     (d) Bylaws. The bylaws of Borrower and each Guarantor certified by the Secretary or an Assistant Secretary of each such Company;

     (e) Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation of Borrower and Litho as to the existence and good standing of each of them;

         (f)      Notes.  The Notes executed by Borrower;

     (g) Borrower Security Agreement. Borrower Security Agreement executed by Borrower;

         (h)      Guaranties.  The Guaranty Agreements executed by Guarantors;

     (i)  Guarantor  Security  Agreement.   The  Guarantor  Security  Agreements
executed by the Guarantors;

     (j) Pledge Agreements. The Pledge and Security Agreements executed by the Pledgors;

     (k) Financing Statements. Uniform Commercial Code financing statements executed by Borrower and each Guarantor and covering the Collateral, as requested by Administrative Agent;

     (l) Stock Certificates. Stock certificates evidencing all stock pledged pursuant to the Borrower Security Agreement and each Guarantor Security Agreement, as applicable, together with stock powers duly executed in blank, and acknowledgements by the Prime Agent, of the second liens in stock created thereunder;

     (m) Certificates of Title. Original certificates of title, together with executed applications for title, for all vehicles used in connection with the transportation of lithotripters pledged pursuant to the Borrower Security Agreement and the Guarantor Security Agreements;

     (n)  Insurance  Policies.  Copies of all  insurance  policies  required  by
Section  8.5,   together   with  loss  payee   endorsements   in  favor  of  the
Administrative Agent, for the benefit of the Lenders, with respect to all insurance policies covering Collateral;

         (o) UCC and Tax and Judgment Lien Searches. The results of Uniform Commercial Code searches showing all financing statements and other documents or instruments, and tax and judgment lien searches showing all tax and judgment liens, on file against Borrower and Guarantors in such jurisdictions as the Administrative Agent shall require, such searches to be as of a date no more than twenty (20) days prior to the date of the initial Advance;

     (p) Perfection Certificate. A Perfection Certificate, in substantially the form of Exhibit D hereto, properly completed and signed by the Chief Executive or Chief Financial Officer or Vice President-Finance of Borrower and the Guarantors;

     (q) Opinion of Counsel. Favorable opinions as to the matters set forth in Exhibit E hereto of Akin, Gump, Strauss, Hauer & Feld, L.L.P., Texas legal counsel to Borrower and the Guarantors.

     (r)  Closing  of Prime  Facility.  Evidence  that the  closing of the Prime
Facility  has  occurred  and  contains  terms  and   conditions   acceptable  to
Administrative Agent.

     (s) Attorneys' Fees and Expenses. Evidence that the costs and expenses (including attorneys' fees) referred to in Section 13.1, to the extent incurred, shall have been paid in full by Borrower;

         (t) Fees. Borrower shall have paid to the Administrative Agent, Lenders, and Lead Arranger the fees owed by Borrower to the Administrative Agent, Lenders, and Lead Arranger pursuant to the letter agreements between Borrower and Administrative Agent;

     (t) Federal Reserve Board Form U-1. For the Administrative Agent a properly completed Federal Reserve Board Form U-1 duly executed by each Company pledging stock of another Company; and

         (u) No Material Adverse Change. No material adverse change shall have occurred since September 30, 1999 in the business, assets, operations, conditions (financial or otherwise) or prospects of Prime Medical and its Subsidiaries or of the Companies or in the facts and information delivered to Lenders on or prior to the date of the initial Advance.

     Section 6.2 All Advances. The obligation of each Lender to make any Advance
(including  the  initial  Advance)  is  subject  to  the  following   additional
conditions precedent:

     (a) Advance Request Form. The Administrative Agent shall have received, in accordance with Section 2.5, an Advance Request Form executed by an authorized officer of Borrower;

     (b) No Default. No Default shall have occurred and be continuing, or would result from such Advance;

         (c) Representations and Warranties. All of the representations and warranties contained in Article VII hereof and in each of the other Loan Documents shall be true and correct on and as of the date of such Advance with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties speak to a specific date or the facts on which such representations and warranties are based have been changed by transactions contemplated by the Loan Documents;

     (d) Permitted Refractive Acquisitions. The amount of any Advance hereunder to finance a portion of the purchase price of any Permitted Refractive Acquisition shall not exceed the lesser of: (a) one-half of the total purchase price, or (b) 2.5 times the pro forma EBITDA of the Target Company for the most recently completed four fiscal quarters; and

     (e) Additional Documentation. The Administrative Agent shall have received such additional approvals, opinions, or documents as are required by the terms and provisions of this Agreement or any other Loan Document.


                  ARTICLE VII -- REPRESENTATIONS AND WARRANTIES

         To induce the Agents and the Lenders to enter into this Agreement, Borrower hereby represents and warrants to the Agents and the Lenders that:

         Section 7.1       Existence.

         (a) Corporate Existence. Each of the Companies (other than the Partnerships and the Guarantors): (a) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a material adverse effect on the business, condition (financial or otherwise), operations, or properties of the Companies taken as a whole, Borrower, or any Guarantor. Each Company has the corporate power and authority to execute, deliver, and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party.

         (b) Partnership Existence. Each of the Partnerships (and each of the Partnerships as defined in the Prime Facility): (a) is a general partnership, limited partnership or limited liability company, as appropriate, duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation; (b) has all requisite partnership power and authority or company power and authority, as appropriate, to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a material adverse effect on the business, condition (financial or otherwise), operations, or properties of the Companies taken as a whole, Borrower, or any Guarantor.

         Section 7.2 Financial Statements. Borrower has delivered to the Administrative Agent audited consolidated financial statements of Prime Medical as of and for the fiscal year ended December 31, 1998, and unaudited consolidated financial statements of Prime Medical for the nine (9) month period ended September 30, 1999. Such financial statements have been prepared in accordance with GAAP, and fairly present, on a consolidated basis, the financial condition of Prime Medical and its Subsidiaries, as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. There has been no material adverse change in the business, condition (financial or otherwise), operations, or properties of the Companies (as defined in the Prime Facility) taken as a whole or Prime Medical since the effective date of the most recent financial statements referred to in this Section.

         Section 7.3 Corporate Action: No Breach. The execution, delivery, and performance by each Company and each Guarantor of this Agreement and the other Loan Documents to which such Company or Guarantor is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite corporate action (or, if such Company or Guarantor is a partnership, then partnership action) on the part of such Company or Guarantor and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles of incorporation or bylaws of such Company or Guarantor (or, if such Company or Guarantor is a partnership, then the partnership agreement of such Company or Guarantor), (ii) any material applicable law, rule, or regulation or any material order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any material agreement or instrument to which such Company or Guarantor is a party or by which such Company or Guarantor or any of its property is bound or subject (other than agreements and instruments relating to Debt which will be paid off with the proceeds of the initial Advance), or (b) constitute a material default under any such agreement or instrument (other than agreements and instruments relating to Debt which will be paid off with the proceeds of the initial Advance), or result in the creation or imposition of any Lien (except as provided in Article V) upon any of the revenues or assets of any of the Companies or any Guarantor.

         Section 7.4 Operation of Business. Each of the Companies and each Guarantor possesses all licenses, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, necessary to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted. None of the Companies or Guarantors is in violation of any valid rights of others with respect to any of the foregoing (except where the failure to do so would not have a material adverse effect on the business, condition (financial or otherwise), operations or properties of the Companies taken as a whole, Borrower, or any Guarantor.)

         Section 7.5 Litigation and Judgments. As of the date hereof, except as disclosed on Schedule 7.5 hereto, there is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of Borrower, threatened against or affecting any of the Companies or any Guarantor, that would, if adversely determined, have a material adverse effect on the business, condition (financial or otherwise), operations or properties of the Companies taken as a whole or Borrower, or any Guarantor, or the ability of Borrower to pay and perform the Obligations. There are no outstanding judgments against any Company.

         Section 7.6 Rights in Properties; Liens. Each of the Companies and each Guarantor has good and indefeasible title to or valid leasehold interests in their respective material properties and assets, real and personal, including the properties, assets, and leasehold interests reflected in the financial statements described in Section 7.2, and none of the properties, assets, or leasehold interests of any Company is subject to any Lien, except as permitted by Section 9.2.

         Section 7.7 Enforceability. This Agreement constitutes, and the other Loan Documents to which Borrower is a party, when delivered, shall constitute the legal, valid, and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights. The Loan Documents to which each Guarantor is a party, when delivered, shall constitute the legal, valid, and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights.

         Section 7.8 Approvals. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by Borrower or any Guarantor of this Agreement and the other Loan Documents to which Borrower or any Guarantor is or may become a party or for the validity or enforceability thereof.

     Section 7.9 Debt. As of the date hereof, the Companies and the Guarantors have no Debt, except as disclosed on Schedule 7.9.

         Section 7.10 Taxes. The Companies and the Guarantors have filed or extended all tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales tax returns, and have paid all of their respective liabilities for taxes, assessments, governmental charges, and other levies that are due and payable other than certain state tax returns required to be filed on or before the date hereof. Except as previously disclosed to the Administrative Agent in writing, no Company nor any Guarantor knows of any pending investigation of any of them by any taxing authority or of any pending but unassessed tax liability of any of them.

         Section 7.11 Use of Proceeds; Margin Securities. No Company nor any Guarantor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, except for purchases of Borrower's capital stock permitted by Section 9.4 hereof.

         Section 7.12 ERISA. The Companies and the Guarantors are in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan. No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings. None of the Companies, Guarantors nor any ERISA Affiliate has completely or partially withdrawn from a Multi-employer Plan. The Companies, Guarantors and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans, and the present value of all vested benefits under each Plan does not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation, date of the Plan and in accordance with ERISA. None of the Companies, nor any Guarantors, nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

         Section 7.13 Disclosure. All factual information (taken as a whole) furnished by or on behalf of Borrower or any Guarantor in writing to any Agent or any Lender (including, without limitation, all factual information contained in the Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrower or any Guarantor in writing will be, true and accurate in all material respects on the date as of which such factual information is dated or certified and is not (and such factual information (taken as a whole) hereafter furnished will not be) incomplete by omitting to state any facts necessary to make such factual information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such factual information was provided.

         Section 7.14  Subsidiaries;  Partnerships.  The Partnerships  listed on
Schedule 3, constitute all of the Subsidiaries of Prime Medical or Borrower, as the case may be. Schedule 7.14.1, as the same may be amended from time to time to reflect transactions permitted by this Agreement, sets forth the outstanding shares of capital stock (or other ownership interests) and the name of each shareholder of each of the Subsidiaries of Prime Medical or Borrower, as the case may be. All of the outstanding capital stock of Borrower and each of its Subsidiaries and Prime Medical and each of its Subsidiaries has been validly issued, is fully paid, and is nonassessable. Schedule 7.14.2, as the same may be amended from time to time to reflect transactions permitted by this Agreement, sets forth the outstanding partnership interests of the Partnerships owned by each of the Companies and Guarantors.

         Section 7.15 Agreements. None of the Companies or Guarantors is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations or properties of the Companies taken as a whole, Borrower or any Guarantor or the ability of Borrower or any Guarantor to pay and perform its obligations under the Loan Documents to which it is a party. None of the Companies or Guarantors is in default in any material respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument to which it is a party, which default, in the aggregate with all such other defaults, would have a material adverse affect on the business, condition (financial or otherwise), operations or properties of the Companies taken as a whole, Borrower, or any Guarantor.

     Section   7.16   Compliance   with   Legal    Requirements;    Governmental
Authorizations.

         (a) Except as set forth in Schedule 7.16.1: (i) each Company and Guarantor is in compliance in all material respects with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets; and (ii) no Company or Guarantor has received any notice or other communication from any Governmental Authority or other Person of any event or circumstance which could constitute a violation of, or failure to comply with, any Legal Requirement.

         (b) Except as set forth in Schedule 7.16: (i) each Company and Guarantor is in material compliance with all of the terms and requirements of each Governmental Authorization held by such Company or Guarantor; (ii) no Company or Guarantor has received any notice or other communication from any Governmental Authority or other Person of, any event or circumstance which could constitute a violation of, or failure to comply with, any term or requirement of any Governmental Authorization, or of any actual or potential revocation, withdrawal, cancellation or termination of, or material modification to, any Governmental Authorization; (iii) all applications required to have been filed for the renewal of any required Governmental Authorizations have been duly filed on a timely basis with the appropriate Governmental Authorities, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Authorities; (iv) all Governmental Authorizations of the Companies and Guarantors are transferable to the Companies and Guarantors; (v) upon consummation of the transactions contemplated hereby, the Companies and Guarantors will lawfully hold all such Governmental Authorizations; and (vi) none of such Governmental Authorizations will terminate upon consummation of the transactions contemplated hereby. Except as set forth on Schedule 7.16, each of the Companies and Guarantors possesses the necessary Governmental Authorizations
(i) necessary to permit each Company and Guarantor to lawfully conduct and operate its respective business in the manner it currently conducts and operates such business and to permit such Company or Guarantor to own and use its assets in the manner in which it currently owns and uses such assets, and (ii) necessary to permit each Company and Guarantor, upon the consummation of the transactions contemplated hereby, to lawfully conduct and operate its business and to permit each Company and Guarantor to own and use its assets, where the failure to have such Governmental Authorization would have a material adverse effect on the business, condition (financial or otherwise), operations or properties of the Companies taken as a whole, Borrower, or any Guarantor.

     Section 7.17 Investment Company Act. No Company or Guarantor is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 7.18 Public Utility Holding Company Act. No Company or Guarantor is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 7.19 Environmental Matters. Except as disclosed on Schedule 7.19, as the same may be amended from time to time, hereto:

         (a) Each of the Companies and each Guarantor and all of their respective properties, assets, and operations are in compliance in all material respects with all Environmental Laws. No Company or Guarantor is aware of, nor have any of them received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the material compliance or continued material compliance of any Company or Guarantor with all material Environmental Laws; and

         (b) The Companies and Guarantors have obtained all material permits, licenses and authorizations that are required under applicable Environmental Laws, and all such permits are in good standing and each Company and each Guarantor is in compliance is all material respects with all of the terms and conditions of such permits.

         Section 7.20 Year 2000 Compliance. Borrower represents that it is aware of the possible impact of the year 2000 problem (that is, the risk that computer applications may not be able to properly perform date-sensitive functions after December 31, 1999) upon its computer applications and on-going business. Borrower represents that any corrective action necessary will be taken and that the year 2000 problem will not result in a material adverse change in the Companies' and Guarantors' business condition (financial or otherwise), operations, properties or prospects, or ability to repay the Obligations.

                       ARTICLE VIII -- POSITIVE COVENANTS

         Borrower hereby covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder, Borrower will perform and observe each of the following positive covenants:

     Section  8.1   Reporting   Requirements.   Borrower  will  furnish  to  the
Administrative Agent and each Lender:

         (a) Annual Financial Statements. As soon as available, and in any event within ninety-five (95) days after the end of each fiscal year of Prime Medical, beginning with the fiscal year ending December 31, 1999, a copy of the annual audit report of the Prime Companies for such fiscal year containing, on a consolidated basis, balance sheets and statements of income, retained earnings, and cash flow as at the end of such fiscal year and for the twelve (12)-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, audited by independent certified public accountants of recognized standing, and accompanied by an opinion of such independent certified public accountants stating that such report has been prepared in accordance with GAAP;

         (b) Monthly Financial Statements. As soon as available, and in any event within forty (40) days after the end of each month of each fiscal year of Borrower, a copy of an unaudited financial report of the Companies and the Prime Companies as of the end of such month and for the portion of the fiscal year then ended, containing, on a consolidated basis, balance sheets and statements of income and retained earnings, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, certified by the chief financial officer of Borrower to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of the Companies, on a consolidated basis, at the date and for the periods indicated therein;

         (c) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each quarter of each fiscal year of Borrower, a copy of an unaudited financial report of the Companies and the Prime Companies and of Prime RVC as of the end of such quarter and for the portion of the fiscal year then ended, containing, on a consolidated basis, balance sheets and statements of income, retained earnings, and cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, certified by the chief financial officer or treasurer of Borrower to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of the Companies and the Prime Companies and Prime RVC and its Subsidiaries, as the case may be, on a consolidated basis, at the date and for the periods indicated therein, and a copy of an unaudited financial report of the Companies as of the end of such quarter beginning with the fiscal quarter ending March 31, 2000 and for the portion of the fiscal year then ended, containing, on a consolidated and consolidating basis, balance sheets and statements of income, retained earnings, and cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, certified by the chief financial officer of Borrower to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of the Companies, as the case may be, on a consolidated and consolidating basis, at the date and for the periods indicated therein;

         (d) Compliance Certificate. Concurrently with the delivery of each of the financial statements referred to in Section 8.1(a) and within forty-five
(45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Borrower, a certificate of the chief executive or chief financial officer or treasurer of Borrower, in substantially the form of Exhibit F, (i) stating that to such officer's knowledge, no Default has occurred and is continuing, or if a Default has occurred and is continuing, a statement as to the nature thereof and the action that is proposed to be taken with respect thereto, and (ii) showing in reasonable detail the calculations demonstrating compliance with Article X;

         (e) Accounts Receivable Aging Report. As soon as available and in any event within forty (40) days after the end of each month, an aged listing of the accounts receivable of each of Borrower and its Subsidiaries and of Prime Medical and each of its Subsidiaries as of the end of such month in a form reasonably satisfactory to the Administrative Agent;

         (f) Business Plan and Budget. As soon as available and in any event by January 15 of the then current year, a copy of the annual budget and business plan of Borrower and its Subsidiaries and of Prime Medical and each of its Subsidiaries for the upcoming fiscal year, together with details of the assumptions, if any, underlying such budget and business plan;

     (g) Management Letters. Promptly upon receipt thereof, a copy of any management letter or written report submitted to any Company or any Guarantor by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, or properties of any Company;

         (h) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting Borrower or any of its Subsidiaries or any of the Prime Companies which, if determined adversely to Borrower, Guarantor or any such Subsidiary, could have a material adverse effect on the business, condition (financial or otherwise), options, or properties of Borrower, any Subsidiary, the Companies, or the Prime Companies (taken as a whole);

         (i) Notice of Default. As soon as possible and in any event within five
(5) days after Borrower knows of the occurrence of each Default, a written notice setting forth the details of such Default and the action that Borrower has taken and proposes to take with respect thereto;

         (j) ERISA Reports. Promptly after the filing or receipt thereof, copies of all reports, including annual reports, and notices which any Company or Prime Company files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within five (5) days after any Company or Prime Company knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC, or any Company or Prime Company has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, a certificate of the chief financial officer of Borrower setting forth the details as to such Reportable Event or Prohibited Transaction or Plan termination and the action that Borrower proposes to take with respect thereto;

         (k) Reports to Other Creditors. Promptly after the furnishing thereof, copies of any statement or report furnished by Borrower or any of its Subsidiaries or any Guarantor to any other creditor to which any Company or any Guarantor owes $250,000.00 or more or to the trustee under the Senior Subordinated Indenture (as defined in the Prime Facility), pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to the Administrative Agent and the Lenders pursuant to any other clause of this Section;

         (l) Proxy Statements, Etc. As soon as available, one (1) copy of each financial statement, report, notice or proxy statement sent by Prime Medical to its stockholders generally and one (1) copy of each regular, periodic or special report, registration statement, or prospectus filed by Prime Medical with any securities exchange or the Securities and Exchange Commission or any successor agency including, without limitation, all Forms 10-K, 10-Q and 8-K and all other periodic reports required to be filed under the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder;

         (m) Partnership Lists. As soon as available, and in any event (a) within thirty (30) days after the Administrative Agent requests such information from Borrower, a list of the names and addresses of each partner or member of each of the Partnerships and percentage ownership by each Company of each Partnership;

         (n) Governmental Authorizations. Upon the request of the Administrative Agent, but not more often than one (1) time during each fiscal year of Borrower, a complete and accurate list of each Governmental Authorization held by each of Companies or Prime Companies or that otherwise relate to the business of, or to any of the assets owned or used by, each of the Companies and each of the Prime Companies;

         (o) Dilution Reports. Promptly upon the occurrence of any Restricted Transfer (as hereinafter defined), a report setting forth the occurrence of Restricted Transfer, including the name of the Partnership, purchasers, purchase price, and EBITDA for the immediately preceding four fiscal quarters attributable thereto, and also of the contribution of any Partnership assets to any other Partnership, including the names of the Partnerships, assets transferred, value thereof and consideration received;

         (p) Partnership Actions. Promptly after the incurrence thereof, notice of any Partnership's (i) incurrence of Debt, (ii) change in accounting treatment or reporting practices (which change shall not affect any reporting requirements set forth herein or the Loan Documents), except as permitted by GAAP and disclosed to the Administrative Agent, (iii) change in tax reporting treatment, except as permitted by law, (iv) amendment of any partnership agreement, regulations, or management agreement between such Partnership and any Company and copies of any such amendment certified by an officer of Borrower as being true and correct, and (v) change in its insurance; and

     (q) General Information. Promptly, such other information concerning Borrower or any of its Subsidiaries as the Administrative Agent or any Lender may from time to time reasonably request.

         Section 8.2 Maintenance of Existence; Conduct of Business. Borrower will preserve and maintain its corporate existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business. Borrower will cause each of its Subsidiaries, to preserve and maintain its corporate, partnership or other similar existence and all of its leases, privileges, licenses, permits, franchises, qualifications and rights that are necessary or desirable in the ordinary conduct of its business, except, in each case, where failure to do so would not have a material adverse effect on the business, condition (financial or otherwise), operations or properties of the Companies taken as a whole, Borrower, or any Guarantor. Borrower will conduct, and will cause each of its Subsidiaries to conduct, its business in an orderly and efficient manner in accordance with good business practices.

         Section 8.3 Maintenance of Properties. Borrower will maintain, keep, and preserve, and cause each of its Subsidiaries to maintain, keep, and preserve, all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, except, in each case, as permitted by Section 9.8 or 9.9 or where the failure to do so would not have a material adverse effect on the business, condition (financial or otherwise), operations or properties of the Companies taken as a whole, Borrower, or any Guarantor.

         Section 8.4 Taxes and Claims. Borrower will pay or discharge, and will cause each of its Subsidiaries other than the Excepted Subsidiaries, to pay or discharge, at or before maturity or before becoming delinquent (a) all material taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its material property, and (b) all material lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that no Company shall be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established.

         Section 8.5 Insurance. Borrower will maintain, and will cause each of its Subsidiaries to maintain (except in the case of the Partnerships, in which case Borrower shall maintain for the Partnerships), insurance with financially sound and reputable insurance companies in such amounts and covering such risks as is usually carried by corporations engaged in similar businesses and owning similar properties in the same general areas in which the Companies operate, consistent with past practices of the Companies and to the extent available on commercially reasonable terms, provided that in any event Borrower will maintain and cause each of its Subsidiaries (except in the case of the Partnerships, in which case Borrower shall maintain for the Partnerships) to maintain workmen's compensation insurance, property insurance, comprehensive general liability insurance, professional liability insurance, and business interruption insurance reasonably satisfactory to the Lenders. Each insurance policy covering Collateral shall name the Administrative Agent as loss payee, for the benefit of the Lenders, as its interests may appear and shall provide that such policy will not be canceled or reduced without thirty (30) days' prior written notice to the Administrative Agent. Borrower will annually provide the Administrative Agent with all certificates of insurance evidencing all policies of insurance of Borrower and its Subsidiaries.

         Section 8.6 Inspection Rights. At any reasonable time and from time to time after reasonable notice to Borrower, Borrower will permit, and will cause each of its Subsidiaries to permit, representatives of the Administrative Agent and each Lender to examine, copy, and make extracts from its books and records, to visit and inspect its properties, and to discuss its business, operations, and financial condition with its officers, and independent certified public accountants. Prior to removing any such copies or extracts from a Company's premises, such Company's representatives shall be provided a reasonable opportunity to review such information and mark or identify it as "confidential" or "confidential information" as reasonably deemed appropriate by such Company.

         Section 8.7 Keeping Books and Records. Borrower will maintain, and will cause each of its Subsidiaries to maintain, proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

         Section 8.8 Compliance with Laws. Borrower will comply, and will cause each of its Subsidiaries to comply, in all material respects with all material applicable laws, rules, regulations, orders, and decrees of any Governmental Authority or arbitrator.

         Section 8.9 Compliance with Agreements. Borrower will comply, and will cause each of its Subsidiaries to comply, in all material respects with all agreements, contracts, and instruments binding on it or affecting its properties or business, except where the failure to do so would not have a material adverse effect on the business, condition (financial or otherwise), operations or properties of the Companies taken as a whole, Borrower, or any Guarantor.

         Section 8.10 Further Assurances. Borrower will (a), and will cause each of its Subsidiaries (other than the Partnerships) to, execute and deliver such further agreements and instruments and take such further action as may be reasonably requested by the Administrative Agent to carry out the provisions and purposes of this Agreement and the other Loan Documents and, (b) and will cause each of its Subsidiaries (including the Partnerships) to, create, preserve, and perfect the Liens of the Administrative Agent, for the benefit of the Lenders, in the Collateral.

         Section 8.11 ERISA. Borrower will comply, and will cause each of its Subsidiaries to comply, with all minimum funding requirements, and all other material requirements, of ERISA, if applicable, so as not to give rise to any liability thereunder.

         Section 8.12 Information Relating to Proposed Acquisitions. Borrower will use its best efforts to keep the Administrative Agent and the Lenders informed of the relevant information and status of and will share with the Administrative Agent and the Lenders and provide copies to the extent possible, of all material due diligence information relating to any proposed Acquisition with respect to which Borrower or any Subsidiary enters into a letter of intent or acquisition agreement, during the term of this Agreement.

         Section 8.13 After-Acquired Subsidiaries. Concurrently upon the formation or Acquisition by Borrower or any Guarantor of any Wholly-Owned Subsidiary after the date hereof (pursuant to a Permitted Acquisition or otherwise) (an "After-Acquired Subsidiary"), Borrower shall cause the After-Acquired Subsidiary to deliver articles of incorporation, bylaws, and resolutions (or other corresponding constituent documents) and such opinions as the Administrative Agent shall require and to execute a Guaranty, Guarantor Security Agreement, and Pledge Agreement (if applicable), as shall be required by the Administrative Agent to create first priority Liens in favor of the Administrative Agent, for the benefit of the Lenders, in such After-Acquired Subsidiary's assets, to secure the Obligations.

         Section 8.14 Syndication Cooperation. Borrower acknowledges that the Agents intend promptly to commence to syndicate the Commitments of the Lenders in accordance with the provisions of Section 13.6. Borrower agrees to actively assist Agents and their Affiliates in achieving a syndication that is satisfactory to Agents and Borrower and in preparing information requested by Agents in connection with arranging and syndication of the Commitments of the Lenders and to take such other action deemed necessary by Agents or their Affiliates, including the holding of a formal presentation to prospective Lenders to achieve a successful syndication of the Commitments by Agents. The syndication efforts will be accomplished by a variety of means, including the preparation of a confidential information memorandum and other marketing materials, direct contact during the syndication between senior management (including, but not limited to, the chief executive officer, the chief financial officer and treasurer of Borrower) and advisors and Affiliates of Borrower and the proposed syndicate Lenders.

                        ARTICLE IX -- NEGATIVE COVENANTS

         Borrower hereby covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder, Borrower will perform and observe the following negative covenants:

         Section 9.1 Debt. Borrower will not incur, create, assume, or permit to exist, nor permit any of its Subsidiaries (other than the Partnerships) to incur, create, assume, or permit to exist, any Debt, except:

     (a) Debt owed to the Agents and the Lenders pursuant to the Loan Documents;

(b) Existing Debt described on Schedule 7.9 hereto;

         (c)      Debt owed to Borrower or to any Wholly-Owned Subsidiary;

     (d) Debt in an aggregate principal amount not to exceed $4,000,000.00 at any time outstanding the proceeds of which are used by the Companies to purchase equipment;

     (e) Any Company's obligations as general partner of a Partnership for the Debt of such Partnership;

     (f) Any Company's Guarantee of Debt of any Partnership, if such Company is a general partner of such Partnership;

         (g)      Subordinated Debt; and

         (h)      Any Financial Hedge.

         Section 9.2 Limitation on Liens. Borrower will not incur, create, assume, or permit to exist, nor permit any of its Subsidiaries (other than the Partnerships) to incur, create, assume, or permit to exist, any Lien upon any of their respective properties, assets, or revenues, whether now owned or hereafter acquired, except:

         (a)      Liens disclosed on Schedule 9.2;

         (b)      Liens securing Debt permitted by Section 9.1(d);

     (c) Liens in favor of the Administrative Agent, for the benefit of the Lenders or the counter-party under any Financial Hedge;

     (d) Liens securing Debt permitted by Section 9.1(g), which are subordinated to the Liens described in Section 9.2(c);

     (e) Liens securing the Prime Facility, which are subordinated to the Liens described in Section 9.2(c);

         (f) Encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of Borrower or any of its Subsidiaries to use such assets in their respective businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

         (g) Liens for taxes, assessments, or other governmental charges which are not delinquent or which are being contested in good faith and for which adequate reserves have been established;

     (h) Liens of mechanics, materialmen, warehousemen, carriers, or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business; and

         (i) Liens resulting from good faith deposits to secure payments of workmen's compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, contracts (other than for payment of Debt), or leases made in the ordinary course of business.

         Section 9.3 Mergers, Etc. Except upon the prior written consent of the Required Lenders, neither Borrower nor any Guarantor will become a party to a merger or consolidation, except in connection with any Permitted Refractive Acquisition so long as Borrower or a Guarantor is the surviving entity. Borrower will not, and will not permit any of its Subsidiaries (other than the Partnerships) to, wind-up, dissolve or liquidate itself, except as permitted above. Except as otherwise permitted by this Agreement, Borrower will not, and will not permit any of its Subsidiaries to, form, incorporate, acquire or make any investment in any Subsidiary, except (a) the Subsidiaries listed on Schedule 7.14.1, (b) Subsidiaries acquired or formed through a Permitted Refractive Acquisition, and (c) Wholly-Owned Subsidiaries formed in accordance with Section 8.13.

         Section 9.4 Restricted Payments. Borrower will not declare or pay any dividends or make any other payment or distribution (whether in cash, property, or obligations) on account of its capital stock, or redeem, purchase, retire, or otherwise acquire any of its capital stock, or permit any of its Subsidiaries to purchase or otherwise acquire any capital stock of Borrower, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its capital stock or for any redemption, purchase, retirement, or other acquisition of any of its capital stock. Borrower shall not permit to exist any arrangement, agreement, or corporate governance agreement, which directly or indirectly prohibits or restricts any Subsidiary from declaring or paying any dividend or distribution, on account of its capital stock, partnership, limited liability company, or other ownership interests; provided that to the extent permitted by Section 2.3(c), the Partnerships may make Distributions to their respective partners not more often than quarterly limited to an amount sufficient to pay such partners' federal and state income tax liability arising from their partnership interests in the applicable Partnerships.

         Section 9.5 Investments. Borrower will not make, nor permit any of its Subsidiaries to make, any advance, loan, extension of credit, or capital contribution to or investment in, or purchase or own, or permit any of its Subsidiaries to purchase or own, any stock, bonds, notes, debentures, or other securities of, any Person, except:

         (a) The Companies, or any of them, may purchase (i) readily marketable direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition, (ii) fully insured certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating in the United States of America having capital and surplus in excess of $1,000,000,000, and (iii) commercial paper of a domestic issuer if at the time of purchase such paper is rated in one (1) of the two (2) highest rating categories of Standard and Poor's Rating Group, a division of McGraw Hill, Inc., a New York corporation, or Moody's Investors Service, Inc.;

         (b) The Borrower and Guarantors may create new Subsidiaries, hold stock in Subsidiaries and themselves, and engage in the transactions permitted by
Section 9.3 hereof, provided that Borrower complies with Section 8.13;

         (c)      Permitted Refractive Acquisitions;

         (d)      Any Financial Hedge; and

     (e) Loans from Borrower to Prime Refractive, L.L.C. in connection with any Permitted Refractive Acquisition, so long as such loans secure payment of the Obligations and the "Obligations" under the Prime Facility.

         Section 9.6 Limitation on Issuance of Capital Stock. Borrower will not permit any of its Subsidiaries to at any time issue, sell, assign, or otherwise dispose of (a) any of its capital stock or other ownership interests, (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its capital stock or other ownership interests, or (c) any option, warrant, or other right to acquire any of its capital stock or other ownership interests; provided, however, that any Subsidiary of Borrower may issue, sell, assign or otherwise dispose of its capital stock or other ownership interests, or securities exchangeable for its capital stock or other ownership interests, to Borrower or any other Wholly-Owned Subsidiary.

         Section 9.7 Transactions With Affiliates. Borrower will not enter into, and will not permit any of its Subsidiaries to enter into, any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of Borrower or any Subsidiary of Borrower, except in the ordinary course of Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of Borrower or such Subsidiary. No Company shall make any loan, advance, investment, or transfer any assets to any Excepted Subsidiary, so long as such Excepted Subsidiary is not in good standing where incorporated.

         Section 9.8 Disposition of Assets. Borrower will not sell, lease, assign, transfer, or otherwise dispose of any of its assets, nor permit any of its Subsidiaries (other than the Partnerships) to do so with any of their respective assets, except (subject to the mandatory prepayments required by Section 2.3) (a) inter-Company transfers between Borrower and a Wholly-Owned Subsidiary or between Wholly-Owned Subsidiaries, (b) dispositions of any tangible assets that are worn or obsolete, provided that such tangible assets are replaced by assets of similar character where the replacement of such asset is necessary or appropriate for the continued conduct of such Company's business as presently conducted, and (g) transfers by Borrower or by any Subsidiary of interests in Partnerships, so long as the aggregate EBITDA Transfer for all Restricted Transfers does not exceed the lesser of : (a) ten percent (10%) of Borrower's EBITDA for the most recently ended four fiscal quarters, and (b) $2,000,000. "EBITDA Transfer" with respect to any Partnership interests in any Partnership transferred by Borrower or by any Subsidiary shall equal the EBITDA generated by such Partnership interests for the last four fiscal quarters prior to the date of such transfer of each such Partnership interest. A Restricted Transfer shall be any transfer or series of related transfers of Partnership interests in any one Partnership by Borrower or any Subsidiary in any 90 day period, in which the EBITDA Transfer equals or exceeds $250,000. In the case of any transfers pursuant to paragraph (g), after giving effect to such transfers, a Company must own at least 51% of the equity interests in such Partnership and Control such Partnership. Administrative Agent is authorized to release any liens on such Partnership interests transferred pursuant to this Section 9.8, as further set forth in Section 5.3.

         Section 9.9 Sale and Leaseback. Borrower will not enter into, nor permit any of its Subsidiaries (other than the Partnerships) to enter into, any arrangement with any Person (other than another Company) pursuant to which it leases from such Person equipment used in refractive vision operations that has been or is to be sold or transferred, directly or indirectly, by it to such Person.

     Section 9.10 Prepayment of Debt. Borrower will not prepay, nor permit any of its Subsidiaries to prepay, any Debt except the Obligations.

         Section 9.11 Nature of Business. Borrower will not, and will not permit any of its Subsidiaries (other than the Partnerships) to, engage in any business other than correcting refractive error of the eye or businesses which are reasonably related thereto.

         Section 9.12 Environmental Protection. Borrower will not, and will not permit any of its Subsidiaries to, conduct any activity or use any of their respective properties or assets in any manner that could reasonably be expected to violate any Environmental Law or create any Environmental Liabilities for which Borrower or any of its Subsidiaries would be responsible.

         Section 9.13 Accounting. Borrower will not, and will not permit any of its Subsidiaries (other than the Partnerships) to, change its fiscal year or make any change (a) in accounting treatment or reporting practices, except as permitted by GAAP and disclosed to the Administrative Agent, or (b) in tax reporting treatment, except as permitted by law.

         Section 9.14 Amendment of Partnership and Management Agreements. Borrower will not, and will not permit any of its Subsidiaries to, amend any partnership agreements, regulations, or articles of any of the Partnerships or any management agreements between any Company and any of the Partnerships, if such amendment could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, or properties of the Companies taken as a whole, Borrower, or any Guarantor.

         Section 9.15      Financial Hedges.

         (a) To the extent any Lender or its Affiliate issues a Financial Hedge to any Company, such Lender or its Affiliate is afforded the benefits of (and Borrower [or any Company by execution of Collateral Documents] hereby confirms a grant of) Liens in and to the Collateral as evidenced by the Collateral
Documents to the extent of such Lender's (or Affiliate thereof's) credit exposure under such Financial Hedge; such Lien is pari passu with that of Administrative Agent on behalf of the Lenders.

         (b) Financial Hedges held by any Company permitted by the Loan Documents, shall be subject to the following: (i) each such Lender or other institution issuing a Financial Hedge shall calculate its credit exposure in a reasonable and customary manner; (ii) all documentation for such Financial Hedge shall conform to ISDA standards and must be acceptable to Administrative Agent with respect to intercreditor issues; (iii) if issued by any Lender or any Affiliate of a Lender to Borrower, the credit exposure under such Financial Hedge shall be secured by Liens in and to the Collateral as evidenced by the Collateral Documents on a pari passu basis with the Liens of Administrative Agent (held for the benefit of Lenders), and such Lender or Affiliate issuing a Financial Hedge shall, by acceptance of the benefits of such Liens in the Collateral agree to the provisions of Section 12.6; and (iv) such Financial Hedge shall be incurred in the ordinary course of business and consistent with prior business practices of the Companies and not for speculative purposes.

         Section 9.16 Capital Expenditures. Borrower shall not make Capital Expenditures in any fiscal year exceeding $500,000. Such limitation set forth in this Section shall not apply to any of Borrower's Subsidiaries or Partnerships.

         Section 9.17 Operating Expenses. Borrower shall not incur or pay operating expenses in any fiscal year in excess of $200,000. Such limitation set forth in this Section shall not apply to any of Borrower's Subsidiaries or Partnerships.

     Section 9.18 Control of Prime Refractive, L.L.C. Borrower shall own 51% of the membership interests in and Control Prime Refractive, L.L.C.


                                          ARTICLE X  --  FINANCIAL COVENANTS

         Borrower hereby covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder, Borrower will perform and observe the following financial covenants:

         Section 10.1 Senior Funded Debt To EBITDA Ratio. Borrower will not permit the Senior Net Debt to EBITDA Ratio as of the last day of each fiscal quarter of Borrower to exceed the ratio set forth opposite such dates below:

            Period                                            Ratio

Date hereof through December 31, 2000                      2.50 to 1.0

January 1, 2002 and thereafter                             2.00 to 1.0

         Section 10.2 Debt Service Coverage Ratio. Borrower will not permit the Debt Service Coverage Ratio as of the last day of each fiscal quarter of Borrower to be less than the ratio set forth opposite such dates below:


             Period                                            Ratio

Date hereof through December 31, 2000                      1.50 to 1.0

January 1, 2002 and thereafter                             1.75 to 1.0

                              ARTICLE XI -- DEFAULT

Section 11.1 Events of Default. Each of the following shall be deemed an "Event of Default":

     (a) Borrower shall fail to pay when due any amount of principal under any Note.

         (b) Borrower shall fail to pay to the Administrative Agent or any Lender (through the Administrative Agent), any interest on the Advances, any fees due hereunder or under any other Loan Document, or any other part of the Obligations which does not constitute principal under the Notes, and such failure shall continue for three (3) Business Days after such payment became due.

         (c) Any representation or warranty made or deemed made by Borrower or any Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement shall be false, misleading, or erroneous in any material respect when made or deemed to have been made and the effect thereof shall not have been cured within ten (10) Business Days after notice thereof to Borrower by the Administrative Agent or any Lender (through the Administrative Agent).

         (d) Borrower shall fail to perform, observe, or comply with any covenant, agreement, or term contained in Article X; or Borrower or any Obligated Party shall fail to perform, observe, or comply with any covenant, agreement or term contained in Section 8.1 (a), (b), (c) or (d), or Article IX and such failure shall continue for a period of three (3) Business Days after notice thereof to Borrower by the Administrative Agent or any Lender (through the Administrative Agent); or Borrower or any Obligated Party shall fail to perform, observe or comply with any other covenant, agreement, or term contained in this Agreement or any other Loan Document (other than covenants to pay the Obligations) and such failure shall continue for a period of ten (10) Business Days after notice thereof to Borrower by the Administrative Agent or any Lender (through the Administrative Agent).

         (e) Any Company shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing.

         (f) An involuntary proceeding shall be commenced against any Company seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or a substantial part of its property, and either such involuntary proceeding shall remain undismissed and unstayed for a period of forty-five (45) days or an order for relief is entered.

         (g) Any Company  shall fail to discharge  within a period of forty-five
(45) days after the commencement thereof any attachment, sequestration, or similar proceeding or proceedings, including without limitation any order of forfeiture, seizure or divestiture (whether under RICO or otherwise) involving an aggregate amount in excess of Five Hundred Thousand and 00/100 Dollars ($500,000.00) against any of its assets or properties.

         (h) A final judgment or judgments for the payment of money in excess of Five Hundred Thousand and 00/100 Dollars ($500,000.00) in the aggregate shall be rendered by a court or courts against any Company and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within forty-five (45) days from the date of entry thereof and such Company shall not, within said period of forty-five (45) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

         (i) Any Company shall fail to pay when due any principal of or interest on the Subordinated Debt or on any other Debt in an aggregate principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) or more (other than the Obligations and the Prime Facility), or the maturity of the Subordinated Debt or any such Debt (other than the Prime Facility) shall have been accelerated, or the Subordinated Debt or any such Debt (other than the Prime Facility) shall have been required to be prepaid prior to the stated maturity thereof, or any event shall have occurred that permits (or, with the giving of notice or the lapse of time or both, would permit) any holder or holders of the Subordinated Debt or such Debt (other than the Prime Facility) or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.

         (j) This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by Borrower, any Subsidiary of Borrower, any Obligated Party or any of their respective shareholders, or Borrower or any Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents, or any Lien or security interest created by the Loan Documents shall for any reason cease to be a valid, first priority perfected security interest in and Lien upon any of the Collateral purported to be covered thereby.

         (k) Any of the following events shall occur or exist with respect to Borrower, any Guarantor or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or
(v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multi-employer Plan or the reorganization, insolvency, or termination of any Multi-employer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of the Required Lenders subject Borrower, or any of its Subsidiaries, or any Guarantor, to any tax, penalty, or other liability to a Plan, a Multi-employer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed Five Hundred Thousand and 00/100 Dollars ($500,000.00).

         (l)      Any Change in Control shall occur.

         Section 11.2 Remedies. If any Event of Default shall occur and be continuing, the Administrative Agent may (and if directed by the Required Lenders, shall) do any one or more of the following:

                  (a) Acceleration. Declare all outstanding principal of and accrued and unpaid interest on the Notes and all other obligations of Borrower under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower;

     (b) Termination of Commitments. Terminate the Commitments without notice to Borrower;
                  (c)      Judgment.  Reduce any claim to judgment;

     (d) Foreclosure. Foreclose or otherwise enforce any Lien granted to the Administrative Agent for the benefit of itself and the Lenders to secure payment and performance of the Obligations in accordance with the terms of the Loan Documents; and

     (e) Rights. Exercise any and all rights and remedies afforded by the laws of the State of Texas or any other jurisdiction, by any of the Loan Documents, by equity, or otherwise;

provided, however, that upon the occurrence of an Event of Default under subsection (e) or (f) of Section 11.1, the Commitments of all of the Lenders shall automatically terminate, and the outstanding principal of and accrued and unpaid interest on the Notes and all other obligations of Borrower under the Loan Documents shall thereupon become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower.

         Section 11.3 Performance by the Administrative Agent. If Borrower shall fail to perform any covenant or agreement in accordance with the terms of the Loan Documents, the Administrative Agent may, at the direction of the Required Lenders, perform or attempt to perform such covenant or agreement on behalf of Borrower. In such event, Borrower shall, at the request of the Administrative Agent, promptly pay any amount expended by the Administrative Agent or the Lenders in connection with such performance or attempted performance to the Administrative Agent at the Principal Office, together with interest thereon at the Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither the Administrative Agent nor any Lender shall have any liability or responsibility for the performance of any obligation of Borrower under this Agreement or any of the other Loan Documents.

                     ARTICLE XII -- THE ADMINISTRATIVE AGENT

         Section 12.1 Appointment, Powers and Immunities. In order to expedite the various transactions contemplated by this agreement, the Lenders hereby irrevocably appoint and authorize Bank of America to act as their Administrative Agent hereunder and under each of the other Loan Documents. Bank of America consents to such appointment and agrees to perform the duties of the Administrative Agent as specified herein. The Lenders authorize and direct the Administrative Agent to take such action in their name and on their behalf under the terms and provisions of the Loan Documents and to exercise such rights and powers thereunder as are specifically delegated to or required of the Administrative Agent for the Lenders, together with such rights and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized to act as the Administrative Agent on behalf of itself and the other
Lenders:

                  (a) To receive on behalf of each of the Lenders any payment of principal, interest, fees or other amounts paid pursuant to this Agreement and the Notes and to distribute to each Lender its pro rata share of all payments so received as provided in this Agreement;

               (b) To receive all documents and items to be furnished under the Loan Documents; (c) To act as nominee for and on behalf of the Lenders in and under the Loan Documents;

               (d) To arrange for the means whereby the funds of the Lenders are to be made available to Borrower;

                  (e) To distribute to the Lenders information, requests, notices, payments, prepayments, documents and other items received from Borrower, the other Obligated Parties, and other Persons;

                  (f) To execute and deliver to Borrower, the other Obligated Parties, and other Persons, all requests, demands, approvals, notices, and consents received from the Lenders;

               (g) To the extent permitted by the Loan Documents, to exercise on behalf of each Lender all rights and remedies of the Lenders upon the occurrence of any Event of Default;

                  (h) To accept, execute, and deliver the Borrower Security Agreement, the Guarantor Security Agreements, the Pledge Agreements, and any other security documents as the secured party; and

               (i) To take such other actions as may be requested by the Required Lenders.

         Neither the Administrative Agent nor any of its Affiliates, officers, directors, employees, attorneys, or agents shall be liable to any Lender for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with this Agreement or any of the other Loan Documents (INCLUDING ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY SUCH PARTIES NEGLIGENTLY), but excluding such actions or omissions arising from such parties' own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, the Administrative Agent: (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Administrative Agent; (ii) shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Lender; (iii) shall not be required to initiate any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Lenders; (iv) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, enforceability, or sufficiency of this Agreement or any other
Loan Document or any other document referred to or provided for herein or therein or for any failure by any Person to perform any of its obligations hereunder or thereunder; (v) may consult with legal counsel (including counsel for Borrower), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, here under in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable law.

         Section 12.2 Rights of Administrative Agent as a Lender. With respect to its Commitment, the Advances made by it and the Note issued to it, Bank of America in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, act as trustee under indentures of, provide merchant banking services to, and generally engage in any kind of business with Borrower, any Subsidiary of Borrower, any other Obligated Party, and any other Person who may do business with or own securities of Borrower or any other Obligated Party, all as if it were not acting as the Administrative Agent and without any duty to account therefor to the Lenders.

         Section 12.3 Sharing of Payments, Etc. If any Lender shall obtain any payment of any principal of or interest on any Advance made by it under this Agreement or payment of any other obligation under the Loan Documents then owed by Borrower or any other Obligated Party to such Lender, whether voluntary, involuntary, through the exercise of any right of setoff, lender's lien, counterclaim or similar right, or otherwise, in excess of its pro rata share, such Lender shall promptly purchase from the other Lenders participations in the Advances held by them hereunder in such amounts, and make such other adjustments from time to time as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of the other Lenders in accordance with its pro rata portion thereof. To such end, all of the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Lender so purchasing a participation in the Advances made by the other Lenders may exercise all rights of setoff, lender's lien, counterclaim, or similar rights with respect to such participation as fully as if such Lender were a direct holder of Advances to Borrower in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrower.

         Section 12.4 Indemnification. THE LENDERS HEREBY AGREE TO INDEMNIFY THE AGENTS FROM AND HOLD THE AGENTS HARMLESS AGAINST (TO THE EXTENT NOT REIMBURSED UNDER SECTIONS 13.1 AND 13.2, BUT WITHOUT LIMITING THE OBLIGATIONS OF BORROWER UNDER SECTIONS 13.1 AND 13.2), RATABLY IN ACCORDANCE WITH THEIR RESPECTIVE COMMITMENTS, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS'
FEES), AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST ANY AGENT IN ANY WAY RELATING TO OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY ANY AGENT UNDER OR IN RESPECT OF ANY OF THE LOAN DOCUMENTS INCLUDING ANY PORTION OF THE FOREGOING TO THE EXTENT CAUSED BY THE ANY AGENT'S SOLE OR CONTRIBUTORY NEGLIGENCE; PROVIDED, FURTHER, THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF THE FOREGOING TO THE EXTENT CAUSED BY ANY AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE EXPRESS INTENTION OF THE LENDERS THAT THE AGENTS SHALL BE INDEMNIFIED HEREUNDER FROM AND HELD HARMLESS AGAINST ALL OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES), AND DISBURSEMENTS OF ANY KIND OR NATURE DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE AGENTS. WITHOUT LIMITING ANY OTHER PROVISION OF THIS SECTION, EACH LENDER AGREES TO REIMBURSE EACH AGENT PROMPTLY UPON DEMAND FOR ITS PRO RATA SHARE (CALCULATED ON THE BASIS OF THE COMMITMENTS) OF ANY AND ALL OUT-OF-POCKET EXPENSES
(INCLUDING ATTORNEYS' FEES) INCURRED BY THE AGENTS IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THE LOAN DOCUMENTS, TO THE EXTENT THAT SUCH AGENT IS NOT REIMBURSED FOR SUCH EXPENSES BY BORROWER.

         Section 12.5 Independent Credit Decisions. Each Lender agrees that it has independently and without reliance on any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon any Agent or any other Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by Borrower or any Obligated Party of this Agreement or any other Loan Document or to inspect the properties or books of Borrower or any Obligated Party. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other financial information concerning the affairs, financial condition or business of Borrower or any Obligated Party (or any of their Affiliates) which may come into the possession of the Administrative Agent or any of its Affiliates.

         Section 12.6 Several Commitments. The Commitments and other obligations of the Lenders under this Agreement are several. The default by any Lender in making an Advance in accordance with its Commitment shall not relieve the other Lenders of their obligations under this Agreement. In the event of any default by any Lender in making any Advance, each nondefaulting Lender shall be obligated to make its Advance but shall not be obligated to advance the amount which the defaulting Lender was required to advance hereunder. In no event shall any Lender be required to advance an amount or amounts which shall in the aggregate exceed such Lender's Commitment. No Lender shall be responsible for any act or omission of any other Lender.

         Section 12.7 Successor Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and Borrower and the Administrative Agent may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders will have the right to appoint a successor Administrative Agent from among the remaining Lenders. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or any State thereof and having combined capital and surplus of at least One Billion Dollars ($1,000,000,000). Upon the acceptance of its appointment as successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges, immunities, and duties of the resigning or removed Administrative Agent, and the resigning or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any Administrative Agent's resignation or removal as Administrative Agent, the provisions of this Article XII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was the Administrative Agent.

         Section 12.8      Independent Contractor.

         (a) The relationship between each Agent and each of the Lenders is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between each Agent and each of the Lenders. Nothing contained in this Agreement or the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between any Agent and any of the Lenders.

         (b) As an independent contractor empowered by the Lenders to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Administrative Agent is nevertheless a "representative" of the Lenders, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Lenders and the Administrative Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Administration Agent as "secured party," "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Lenders and the Administrative Agent.

                          ARTICLE XIII -- MISCELLANEOUS

         Section 13.1 Expenses. Borrower hereby agrees to pay on demand: (a) all reasonable costs and expenses of the Agents in connection with the preparation, negotiation, syndication, execution, and delivery of this Agreement and the other Loan Documents including, without limitation, the legal fees and reasonable expenses of legal counsel for the Agents; (b) all reasonable costs and expenses of the Agents in connection with any and all amendments, modifications, renewals, extensions and supplements of any of the Loan Documents; (c) all reasonable costs and expenses of the Agents and the Lenders in connection with any Default, including any work-outs, amendments to any Loan Documents, or negotiations related thereto, and the enforcement of this
Agreement or any other Loan Document, including, without limitation, the fees and expenses of legal counsel and professional advisors for the Agents and the Lenders; (d) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents; (e) all costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any security interest or Lien contemplated by this Agreement or any other Loan Document; and (f) all other reasonable costs and expenses incurred by the Agents in connection with this Agreement or any other Loan Document, including, without limitation, all costs, expenses, and other charges incurred in connection with obtaining any mortgagee title insurance policy, survey, audit, appraisal in respect of the Collateral, and other out-of-pocket costs and expenses.

         Section 13.2 Indemnification. BORROWER SHALL INDEMNIFY THE AGENTS AND EACH LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY BORROWER OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL,
REMOVAL,  OR CLEANUP OF ANY HAZARDOUS  MATERIAL  LOCATED ON, ABOUT,  WITHIN,  OR
AFFECTING ANY OF THE PROPERTIES OR ASSETS OF BORROWER OR ANY SUBSIDIARY OF BORROWER, OR (E) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING. WITHOUT LIMITING THE FOREGOING, THIS INDEMNITY SHALL APPLY TO ANY LOSS, LIABILITY, OBLIGATION, DAMAGE, PENALTY, JUDGMENT, CLAIM, DEFICIENCY OR EXPENSE ARISING OUT OF THE SOLE OR CONCURRENT NEGLIGENCE OF ANY AGENT OR ANY LENDER, BUT AS TO ANY AGENT OR LENDER SHALL EXCLUDE ANY LOSS, LIABILITY, OBLIGATION, DAMAGE, PENALTY, JUDGMENT, CLAIM, DEFICIENCY OR EXPENSE ARISING BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH AGENT OR LENDER.

         Section 13.3 No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Agents and the Lenders shall have the right to act exclusively in the interest of the Agents and the Lenders and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Borrower, any shareholder or Subsidiary of Borrower or any other Person.

         Section 13.4 No Fiduciary Relationship. The relationship between Borrower and each Lender is solely that of debtor and creditor, and none of the Agents nor any of the Lenders has any fiduciary or other special relationship with Borrower, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and any Lender to be other than that of debtor and creditor.

         Section 13.5 No Waiver; Cumulative Remedies. No failure on the part of the Agents or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

         Section 13.6      Successors and Assigns.

         (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and all of the Lenders. Any Lender may sell participations to one or more banks or other institutions in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Advances owing to it); provided, however, that (i) such Lender's obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to Borrower for the performance of such obligations, (iii) such Lender shall remain the holder of its Notes for all purposes of this Agreement, (iv) Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents, and (v) such Lender shall not sell a participation that conveys to the participant the right to vote or give or withhold consents under this Agreement or any other Loan Document, other than the right to vote upon or consent to (A) any increase of such Lender's Commitments, (B) any reduction of the principal amount of, or interest to be paid on, the Advances of such Lender, (C) any reduction of any commitment fee or other amount payable to such Lender under any Loan Document, or (D) any postponement of any date for the payment of any amount payable in respect of the Advances of such Lender.

         (b) Borrower and each of the Lenders agree that any Lender (an "Assigning Lender") may at any time assign to one or more Eligible Assignees all, or a portion of all, of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitment and Advances) (each an "Assignee"); provided, however, that (i) except in the case of an assignment of all of a Lender's rights and obligations under this Agreement and the other Loan Documents, or as otherwise acceptable to Borrower and the Administrative Agent the amount of the Commitments of the assigning Lender being assigned pursuant to each assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $____________, and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with the Note subject to such assignment, and a processing and recordation fee of $3,500.00. Upon such execution, delivery, acceptance, and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, or, if so specified in such Assignment and Acceptance, the date of acceptance thereof by the Administrative Agent, (x) the assignee thereunder shall be a party hereto as a "Lender" and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the Loan Documents and (y) the Lender that is an assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party thereto). The provisions of Article IV and Section 13.2 shall continue with respect to such Assigning Lender.

         (c) By executing and delivering an Assignment and Acceptance, the Assigning Lender and its Assignee confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such Assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the Loan Documents or the execution, legality, validity, and enforceability, genuineness, sufficiency, or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (ii) such Assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any Obligated Party or the performance or observance by Borrower or any Obligated Party of its obligations under the Loan Documents; (iii) the Assignee confirms that it has received copies of the Loan Documents, together with copies of the financial statements referred to in Section 7.2 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) the Assignee will, independently and without reliance upon the Administrative Agent or such assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents;
(v) the Assignee confirms that it is an Eligible Assignee; (vi) the Assignee appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vii) the Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

         (d) The Administrative Agent shall maintain at its Principal Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, the Administrative Agent, and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes under the Loan Documents. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and Assignee representing that it is an Eligible Assignee (or other assignee permitted hereunder), together with any Note subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt written notice thereof to Borrower. Within five (5) Business Days after its receipt of such notice, Borrower, at its expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note a new Note to the order of such Eligible Assignee (or other assignee permitted hereunder) in an amount equal to the portion of the Commitments assumed by it pursuant to such Assignment and Acceptance and, if the Assigning Lender has retained a portion of the Commitments, a new Note to the order of the Assigning Lender in an amount equal to the portion of the Commitments retained by it hereunder (each such promissory note shall constitute a "Note" for purposes of the Loan Documents). Such new Notes shall be in an aggregate principal amount of the surrendered Note, shall be dated the effective date of such Assignment and Acceptance, and shall otherwise be in substantially the form of Exhibit C.

         (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the Assignee or participant or proposed Assignee or participant, any information relating to Borrower or any Subsidiary of Borrower furnished to such, Lender by or on behalf of Borrower or any of its Subsidiaries.

         (g) Notwithstanding any other term of this Agreement to the contrary, any Lender may (without requesting the consent of either the Administrative Agent or Borrower) pledge its Notes to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

         (h) Notwithstanding any other term of this Agreement to the contrary, any Lender may assign all, or a portion of all, of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitment and Advances) to an Affiliate of such Lender or any other Lender provided that:

                  (i) such assignor Lender has obtained the written consent of the Administrative Agent (which consent shall not be unreasonably delayed or withheld) if the effect of such assignment or delegation shall entitle such Affiliate or other Lender to claim compensation from Borrower pursuant to Article IV; and

                  (ii) in every other case, such assignor Lender has furnished notice to, but not obtained the consent of, the Administrative Agent.

         Section 13.7 Survival. All representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents until the Obligations have been paid and performed in full, and no investigation by the Administrative Agent or any Lender or any closing shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them. Without prejudice to the survival of any other obligation of Borrower hereunder, the obligations of Borrower under Article IV and Sections 13.1 and 13.2 shall survive repayment of the Notes and termination of the Commitments. The obligations of the Administrative Agent and the Lenders under Section 13.18 shall survive repayment of the Notes and termination of the Commitments.

         Section 13.8 ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

         Section 13.9 Amendments, Etc. No amendment or waiver of any provision of this Agreement, the Notes, or any other Loan Document to which Borrower is a party, nor any consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be agreed or consented to by the Required Lenders and Borrower, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver, or consent shall, unless in writing and signed by all of the Lenders and Borrower, do any of the following: (a) increase Commitments of the Lenders or subject the Lenders to any additional obligations; (b) reduce the principal of, or interest on, the Notes or any fees or other amounts payable to the Lenders, (but not the Administrative Agent) hereunder; (c) alter the allocation among Lenders of, or postpone any date fixed for any payment or prepayment (whether or not mandatory) of principal of, or interest on, the Notes or any fees or other amounts payable to the Administrative Agent or the Lenders hereunder; (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes or the number of Lenders which shall be required for the Lenders or any of them to take any action under this Agreement; (e) change any provision contained in this
Section 13.9; or (f) release any material Guarantor or any material portion of the Collateral, except in accordance with the relevant Loan Document.
Notwithstanding anything to the contrary contained in this Section, no amendment, waiver, or consent shall be made with respect to Article XII without the prior written consent of the Administrative Agent.

         Section 13.10 Maximum Interest Rate. Regardless of any provision contained in any Loan Document, neither Administrative Agent nor any Lender shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on all or any part of the Obligations, any amount in excess of the Maximum Rate, and, if Lenders ever do so, then such excess shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower and Lenders shall, to the maximum extent permitted under applicable Law, (a) treat all Advances as but a single extension of credit (and Lenders and Borrower agree that such is the case and that provision herein for multiple Advances is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligations. However, if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Lenders shall refund such excess, and, in such event, Lenders shall not, to the extent permitted by Law, be subject to any penalties provided by any laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount. The "Maximum Rate" or the "Maximum Amount," mean the "weekly ceiling" from time to time in effect under Texas Finance Code ss. 303.305, as amended.

         Section 13.11 Notices. All notices and other communications provided for in this Agreement and the other Loan Documents to which Borrower is a party shall be given or made by telecopy or in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof, or, as to any party at such other address as shall be designated by such party in a notice to each other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid; provided, however, notices to the Administrative Agent pursuant to Article II shall not be effective until received by the Administrative Agent.

         Section 13.12 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

         Section 13.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 13.14 Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

     Section 13.15 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         Section 13.16 Construction. Borrower, the Administrative Agent, and each Lender acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel.

         Section 13.17 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

         Section 13.18     Confidentiality.

         (a) The Agents and each Lender (each, a "Lending Party") agrees to keep confidential any Confidential Information; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or any Affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) in connection with any litigation to which such Lending Party may be a party, (g) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, and (h) subject to provisions substantially similar to those contained in this Section, to any actual or proposed participant or Assignee. Furthermore, and notwithstanding the foregoing, no Lending Party shall provide any Confidential Information to any officer, director, employee, agent or advisor of any Affiliate of a Lending Party if such officer, director, employee, agent or advisor's position involves the ability to transact trades in, or solicit or accept orders for the purchase or sale of, the common stock of Borrower.

         (b) The Lending Parties are aware that the United States securities laws prohibit any Person who has received material, non-public information such as is the subject of this Section 13.18 from an issuer from purchasing or selling the securities of such issuer or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

         (c) The Companies and the Lending Parties agree that monetary damages would not be a sufficient remedy for any breach of this Section 13.18 by the Lending Parties and that, in addition to all other remedies, the Companies shall be entitled to specific performance and injunction or other equitable relief as a remedy for any such breach.

         (d) The restrictions and obligations of this Section 13.18 shall survive the repayment of the Obligations and shall continue to bind the Lending Parties.

         Section 13.19 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF ANY AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

         Section 13.20 Choice of Forum; Consent to Service of Process and Jurisdiction. Any suit, action or proceeding against Borrower with respect to this Agreement or the Loan Documents, or any judgment entered by any court in respect thereof, may be brought in the courts of the State of Texas, Travis
County, or in the United States courts located in the State of Texas, as the Administrative Agent shall, at the direction of the Required Lenders elect in their sole discretion, and Borrower irrevocably submits to the non-exclusive jurisdiction of such courts for the purpose of any suit, action or proceeding. Borrower irrevocably consents to the service of process in any suit, action or proceeding in said court by the mailing thereof by the Administrative Agent by registered or certified mail, postage prepaid to Borrower's address shown opposite its name on the signature pages hereof. Nothing herein or in any of the other Loan Documents shall affect the right of the Administrative Agent to serve process in any other manner permitted by law or shall limit the right of the Administrative Agent to bring any action or proceeding against Borrower or with respect to any of its property in courts in other jurisdictions. Borrower irrevocably waives any objections which it may now or hereafter have to laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents brought in the courts located in the State of Texas, Dallas County, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. Any action or proceeding by Borrower against the Administrative Agent or any Lender shall be brought only in a court located in Travis County, Texas.

         Section 13.21 Chapter 346. Borrower agrees that Chapter 346, of the Texas Finance Code, as amended (which regulates certain revolving credit loan documents and revolving tri-party accounts) does not apply to the Obligations.

                     REMAINDER OF PAGE INTENTIONALLY BLANK.

                             SIGNATURE PAGES FOLLOW.

                                                   Loan Agreement
                                                   Signature Page

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                             BORROWER:

                                             PRIME REFRACTIVE MANAGEMENT, L.L.C.

                                                 By: /s/ Teena E. Belcik
                                                 Name: Teena E. Belcik
                                                 Title: Vice President-Treasurer

                                                  Address for Notices:

                                                  1301 Capital of Texas Highway
                                                  Suite C-300
                                                  Austin, Texas 78746
                                                  Attention: Treasurer

                                                   Fax No.: (512) 328-8510
                                                   Telephone No.: (512) 314-4554

                                            BANK OF AMERICA:

                                            BANK OF AMERICA, N.A.
                                            as Administrative Agent and a Lender

                                            By: /s/ Daneil H. Penkar
                                            Name: Daniel H. Penkar
                                            Title: Senior Vice President

                                            Address for Notices:
                                            515 Congress Avenue, 11th Floor
                                            Post Office Box 908
                                            Austin, Texas 78701-0908

                                            Attention: Wade Morgan

                                            Fax No.: (512) 397-2052
                                            Telephone No.: (512) 397-2241

                                          Lending Office for Base Rate Advances:
                                          515 Congress Avenue, 11th Floor
                                          Post Office Box 908
                                          Austin, TX  78701-0908

                                         Lending Office for Eurodollar Advances:
                                         515 Congress Avenue, 11th Floor
                                         Post Office Box 908
                                         Austin, TX  78701-0908

                                         BANKBOSTON:

                                         BANKBOSTON, N.A.,

                                         as Documentation Agent, and  a Lender

                                         By: /s/ Walter J. Marullo
                                         Name:    Walter J. Marullo
                                         Title:  Vice President

                                         Address for Notices:

                                         100 Federal Street, MS 01-08-05
                                         P.O. Box 2016
                                         Boston, Massachusetts 02106

                                   Attention: Walter J. Marullo, Vice President

                                   Fax No.: (617) 434-2472

                                   Telephone No.: (617) 434-2308

                                   Lending Office for Base Rate Advances:
                                            100 Federal Street
                                            P. 0. Box 2016
                                            Boston, MA  02106

                                     Lending Office for Eurodollar Advances:
                                                    100 Federal Street
                                                    P.O. Box 2016
                                                    Boston, MA  02106

                                      BANK ONE, TEXAS, N.A.,
                                      as Lender

                                      By: /s/ Edward W. Lick, Jr.
                                      Name:   Edward W. Lick, Jr.
                                      Title:  Vice President

                                      Address for Notices:
                                      221 West 6th Street, Suite 200
                                      Austin, Texas 78701
                                      Attention: Ed Lick

                                      Fax No.: (512) 479-5720
                                      Telephone No.: (512) 479-5730

                                      Lending Office for Base Rate Advances:
                                         Bank One, Austin
                                         221 West 6th Street, Suite 200
                                         Austin, TX  78701

                                      Lending Office for Eurodollar Advances:
                                         Bank One, Austin
                                         221 West 6th Street, Suite 200
                                         Austin, TX  78701

                                      FLEET NATIONAL BANK,
                                        as Lender

                                       By: /s/ Walter J. Marullo
                                       Name:    Walter J. Marullo
                                       Title:  Vice President

                                       Address for Notices:
                                       100 Federal Street, MS 01-08-05
                                       P.O. Box 2016
                                       Boston, Massachusetts 02106

                                    Attention: Walter J. Marullo, Vice President
                                    Fax No.: (617) 434-2472
                                    Telephone No.: (617) 434-2308

                                    Lending Office for Base Rate Advances:
                                    Fleet National Bank
                                    One Federal Street
                                    Mail Stop: MA OF D07B
                                    Boston, MA  02110

                                    Lending Office for Eurodollar Advances:
                                    Fleet National Bank
                                    One Federal Street
                                    Mail Stop:  MA OF D07B
                                    Boston, MA  02110

                                     LASALLE BANK, NATIONAL ASSOCIATION,
                                        as Lender

                                      By: /s/ Dana Friedman
                                      Name: Dana Friedman
                                      Title: Lending Officer

                                      Address for Notices:
                                      135 South LaSalle Street

                                      Chicago, Illinois 60603

                                      Attention: Dana Friedman

                                     Fax No.: (312) 904-6457
                                     Telephone No.: (312) 904-5416

                                     Lending Office for Base Rate Advances:
                                     LaSalle Bank, National Association

                                     135 South LaSalle Street
                                     Chicago, IL  60603

                                     Lending Office for Eurodollar Advances:
                                     LaSalle Bank, National Association
                                     135 South LaSalle Street
                                     Chicago, IL  60603

GUARANTY FEDERAL BANK, F.S.B.

By: /s/ Chris Harkrider
       Name:  Chris Harkrider
       Title:  Vice President

Addresses for Notices:

301 Congress Avenue
Suite 300
Austin, TX  78701
Attention: Chris Harkrider

Fax No.:     (512) 320-1041
Telephone No.:  (512) 320-1205

Lending Office for Base Rate Advances:

Guaranty Federal Bank, F.S.B.
8333 Douglas Avenue
Dallas, TX 75225

Lending Office for Eurodollar Advances:

Guaranty Federal Bank, F.S.B.
8333 Douglas Avenue
Dallas, TX 75225